                                                                   EXHIBIT 99.1




                                                                  Execution Copy


                       MERGER AGREEMENT AND PLAN OF MERGER
                       -----------------------------------


         THIS MERGER AGREEMENT AND PLAN OF MERGER (the "MERGER AGREEMENT") is made this 1st day of October, 1999, by and among GLOBAL ENERGY INVESTORS, INC., a Delaware corporation and successor-in-interest to Global Energy Investors, LLC, a Delaware limited liability company (collectively, "GEI"), ROBERT C. McFARLANE, an individual resident of Washington, D.C. ("MR. MCFARLANE"), ROBERT
C. TRAYLOR, an individual resident of LaJolla, California ("MR. TRAYLOR"), SAMUEL A. STERN, an individual resident of Washington, D.C. ("MR. STERN"), J. RODERICK HELLER, III, an individual resident of Washington, D.C. ("MR. HELLER"), WILLIAM E. MAYER, an individual resident of New York City, New York ("MR. MAYER"), THE THORNTON GROUP, LLC, a New Jersey limited liability company which maintains its place of business in Arlington, Virginia ( "THE THORNTON GROUP"), DAVID C. O'KEEFE, an individual resident of Washington, D.C. ("MR. O'KEEFE"), HILLS ENTERPRISES, LTD., a Delaware corporation ("HILLS ENTERPRISES") (Mr. McFarlane, Mr. Traylor, Mr. Stern, Mr. Heller, Mr. Mayer, The Thornton Group, Mr. O'Keefe, Hills Enterprises, and, when they exercise their GEI Warrants prior to the Closing, Mr. Heller and Mr. Mayer, are sometimes collectively referred to herein as "STOCKHOLDERS" and individually as "STOCKHOLDER" and Mr. Heller, Mr. Mayer, and The Thornton Group are sometimes collectively referred to herein as "GEI WARRANT HOLDERS "), COMMODORE GLOBAL ENERGY, INC., a Delaware corporation ("MERGER SUB"), and COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("CXI").

                         BACKGROUND OF MERGER AGREEMENT
                         ------------------------------

        A. GEI and Merger Sub propose to merge pursuant to this Merger Agreement, which provides for the statutory merger of GEI with and into Merger Sub, with Merger Sub as the surviving corporation pursuant to the applicable laws of the State of Delaware.

        B. Merger Sub is a wholly-owned, direct subsidiary of CXI.

        C. This Merger Agreement sets forth the representations and warranties made by GEI, the Stockholders, CXI and Merger Sub in connection with the Merger, sets forth certain covenants and agreements of the parties, provides conditions to the obligations of the parties and sets forth other provisions relating to the Merger.

        D. The parties are also parties to that certain Limited Liability Company Investment and Membership Purchase Agreement dated April 21, 1999 (the "PRIOR AGREEMENT") which has terminated and is null and void and of no further force or effect.

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                         PROVISIONS OF MERGER AGREEMENT
                         ------------------------------

         In consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                     DEFINITIONS AND RULES OF INTERPRETATION
                     ---------------------------------------

         Section 1.1. The following terms have the meanings set forth in this
Section 1.1 or elsewhere in the provisions of this Merger Agreement as indicated below:

         "1933 ACT" means the Securities Act of 1933, as amended.

         "APPRECIATION PERIOD" is used as defined in Section 2.13(b).

         "ASSETS" when used with reference to any Person means such Person's properties and assets, whether real, personal or mixed, tangible or intangible, wherever located.

         "CAPITAL STOCK" when used with reference to any Person means any equity interest in or security of such Person.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., or the regulations promulgated thereunder.

         "CERTIFICATE OF MERGER" is used as defined in Section 2.2 hereof.

         "CLOSING" is used as defined in Section 2.8 hereof.

         "CLOSING DATE" is used as defined in Section 2.8.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONVERTED SHARES" is used as defined in Section 2.9(b).

         "CXI" is used as defined in the preamble to this Merger Agreement.

         "CXI COMMON STOCK" means the common stock of CXI, $.001 par value per share.

         "CXI FINANCIAL STATEMENTS" is used as defined in Section 4.4.

         "DEBT" is used as defined in Section 7.2.3.



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         "DGCL" is used as defined in Section 2.1.

         "DISSENTING SHARES" is used as defined in Section 2.11.

         "EFFECTIVE TIME" is used as defined in Section 2.2.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means The Bank of New York.

         "ESCROW AGREEMENT" means the Escrow Agreement in the form attached hereto as Exhibit A.

         "ESCROW PARTICIPANT" is used as defined in Section 2.13(a).

         "ESCROWED SHARES" is used as defined in Section 2.13(a).

         "FASB" is used as defined in Section 1.2(i) hereof.

         "FINANCING" means financing arranged by CXI through the issuance of additional securities of CXI and/or any newly created subsidiaries having terms and conditions reasonably acceptable to CXI and GEI in a single transaction or a series of substantially simultaneous transactions, the net proceeds of which (i) are at least Five Million Dollars ($5,000,000) and (ii) shall have been specifically identified by CXI in advance of its receipt thereof as to be applied in satisfaction of the condition set forth in Section 5.1.

         "GAAP" is used as defined in Section 1.2(i).

         "GEI" is used as defined in the preamble to this Merger Agreement.

         "GEI COMMON STOCK" means the common stock of GEI, $.01 par value per share.

         "GEI FINANCIAL STATEMENTS" is used as defined in Section 3.4.

         "HAZARDOUS SUBSTANCES" means and includes the following: (A) any "Hazardous Substance," "Pollutant" or "Contaminant" as defined in CERCLA; (B) any hazardous waste as that term is defined in applicable state or local law;
(C) any substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; or (D) any other substance for which any governmental entity with jurisdiction over the Leasehold Premises or the Owned Properties requires special handling in its generation, handling, use, collection, storage, treatment or disposal.


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         "IMMIGRATION ACT" means the Immigration Reform and Control Act of 1986, as amended.

         "INVENTORY" when used with reference to any Person means such Person's inventory of items of a quality and quantity usable and rentable or, as the case may be, salable or returnable in the ordinary course of such Person's business.

         "IRS" means the Internal Revenue Service.

         "LAST BALANCE SHEET" when used with reference to any Person means the unaudited consolidated balance sheet of such Person as of June 30, 1999.

         "LEASEHOLD PREMISES" when used with reference to any Person means any leasehold interest in any real property owned by such Person and identified on an appropriate Schedule hereto.

         "LEASES" when used with reference to any Person means the lease agreements with respect to such Person's Leasehold Premises.

         "LIENS" means all claims, liens, mortgages, pledges, security interests, assessments, restrictions, encumbrances or charges of any kind.

         "MATERIAL ADVERSE EFFECT", when used in this Merger Agreement with reference to any Person and to a standard, means that the fact, event or occurrence being measured in reference to such standard, would have a material adverse effect on the business, properties, financial condition or results of operations of such Person.

         "MERGER" is used as defined in Section 2.1.

         "MERGER AGREEMENT" is used as defined in the preamble to this Merger Agreement and Plan of Merger, as the same may be from time to time amended or modified.

         "OFFICER'S CERTIFICATE" is used as defined in Section 2.13(c).

         "OWNED PROPERTIES" when used with reference to any Person means any real property or any interest therein owned by such Person and identified on an appropriate Schedule hereto.

         "PAYABLES" means, with respect to any Person, all payables of such Person and its Subsidiaries, regardless of where set forth on the pertinent balance sheet, arising from the operation in the ordinary course of such Person's business.

         "PERMITS" when used with reference to any Person means any licenses and governmental or official approvals, permits or authorizations required for the conduct of such Person's business in the ordinary course.



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         "PERMITTED ENCUMBRANCES" when used with reference to any Person means, collectively, (i) liens for taxes, and assessments and other governmental charges in the nature of taxes, not yet due and payable; (ii) liens in respect of taxes, assessments and other governmental charges being contested in good faith as disclosed on the appropriate Schedules hereto; (iii) mechanics', carriers', workmen's, repairmen's and other like liens arising or incurred in the ordinary course of conduct of such Person's business as to which either (A) any related liability or obligation is reflected in such Person's Last Balance Sheet or is otherwise disclosed on any of the Schedules, or (B) the failure to disclose the related liability or obligation is not otherwise a breach of any representation or warranty in this Merger Agreement made by such Person; (iv) inchoate statutory liens that apply generally in favor of commercial landlords;
(v) liens arising from actions or inaction of the landlords of the pertinent Leasehold Premises; (vi) Liens set forth on Schedule 3.7.2 or 4.7.2, as the case may be; and (vii) such imperfections of title, easements, covenants, rights-of-way, restrictions and encumbrances and zoning, building and other similar restrictions, if any, as do not interfere with the present use of such properties by such Person or otherwise impair business operations of such Person, as used or conducted on the date hereof.

         "PERMITTED TRANSFERS" is used as defined in Section 7.5.

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, organization, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         "PLAN" when used with reference to any Person means an "employee benefit plan", as defined in section 3(3) of ERISA, or any other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase or similar plan, program or arrangement of such Person.

         "PRIOR AGREEMENT" is used as defined in paragraph D of the Background of Agreement of this Merger Agreement.

         "PROHIBITED TRANSACTION" means any transaction described in section 406 of ERISA that is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA, and any transaction described in section 4975(c) of the Code that is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code or the transactional rules of section 2003(c) of ERISA.

         "RCRA" means the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder.

         "RECEIVABLES" means, with respect to any Person, all receivables of such Person and its Subsidiaries, regardless of where set forth on the pertinent balance sheet, including all trade account receivables arising from sales or rental of inventory in the ordinary course of business, notes receivable, co-op receivables and insurance proceeds receivable.



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         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form attached hereto as Exhibit B.

         "RELEASE" has the meaning given it in CERCLA.

         "SEC DOCUMENTS" is used as defined in Section 3.28 hereof.

         "STOCKHOLDER" and "STOCKHOLDERS" are used as defined in the preamble to this Merger Agreement.

         "SOFTWARE" when used with reference to any Person means all computer programs and software necessary for the current operations of such Person's business.

         "SUBSIDIARY" means any corporation, partnership, joint venture, association or other entity, wherever and however organized, in which the relevant Person owns directly or indirectly or has the right to acquire any capital stock, equity or beneficial interest, is a partner of, or otherwise controls management of, by having the right or ability to designate a majority of the directors or members of the governing body thereof, whether by agreement or otherwise.

         "SURVIVING CORPORATION" is used as defined in Section 2.1 hereof.

         "TERMINATION DATE" is used as defined in Section 7.4 hereof.

         "TRIGGERING EVENT" is used as defined in Section 2.13(b).

         "UNDERGROUND STORAGE TANK" has the meaning given it in RCRA.

         Section 1.2.  Rules of Interpretation.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Merger Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law, statute, code or regulation includes any amendment or modification to such law, statute, code or regulation.

         (d) A reference to any Person includes such Person's permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP.


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         (f) The words "include", "includes" and "including" are not limiting.

         (g) Reference to a particular "Section" refers to that section of this Merger Agreement unless otherwise indicated.

         (h) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Merger Agreement as a whole and not to any particular section or subdivision of this Merger Agreement.

         (i) The term "GAAP" (i) when used herein, whether directly or indirectly through reference to a capitalized term used herein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board ("FASB") and its predecessors, in effect for the last day of any period for which financial statements for any Person have been prepared, and (B) to the extent consistent with such principles, the accounting practice of such Person reflected in its financial statements, and
(ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the FASB and its predecessors, as in effect from time to time and (B) consistently applied with past financial statements of the Person adopting the same principles.

         Section 1.3. Incorporation of Background of Agreement. The Background of Agreement of this Merger Agreement is incorporated herein by reference thereto.


                                   ARTICLE II

                    THE MERGER; CLOSING; MERGER CONSIDERATION
                    -----------------------------------------


         Section 2.1. Merger. On the terms and subject to the conditions contained in this Merger Agreement, on the Closing Date and at the Effective Time, GEI shall be merged with and into Merger Sub (the "MERGER") and the separate corporate existence of GEI shall thereupon cease. Merger Sub shall be the surviving entity in the Merger and shall continue to be governed by the Delaware General Corporation Law (the "DGCL"). The separate corporate existence of Merger Sub with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL. From and after the Effective Time, Merger Sub is sometimes referred to herein as the "SURVIVING CORPORATION."

         Section 2.2. Certificate of Merger. On the Closing Date, the parties hereto shall cause a Certificate of Merger (the "CERTIFICATE OF MERGER") meeting the requirements of Section 264(c) of the DGCL to be properly executed and filed in accordance with the DGCL. The Merger shall be effective at the time and on the date of the filing of the Certificate of Merger in accordance with the DGCL (the "EFFECTIVE TIME").


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         Section 2.3. Certificate of Incorporation. The Certificate of
Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

         Section 2.4. Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         Section 2.5. Officers. The officers of Merger Sub immediately prior to the Effective Time (which shall include Messrs. McFarlane and Traylor) shall be the officers of the Surviving Corporation and will hold office until their successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

         Section 2.6. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will serve until their successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

         Section 2.7.  Registration; Resale Restrictions.

         (a) As soon as practicable following receipt by CXI of its audited financial statements for the fiscal year in which the Closing occurs, CXI shall register on a short form registration statement under applicable securities laws not less than Twelve and one-half Million (12,500,000) shares of CXI Common Stock in accordance with the terms of the Registration Rights Agreement.

         (b) Each of the Stockholders agrees that it will restrict its sale of shares of CXI Common Stock acquired by it pursuant to the Merger as follows: during the first three (3) years following the Effective Time, each Stockholder will sell no more than ten percent (10%) of such shares during the first six month period following the Effective Time and each six month period thereafter. Following the expiration of such three year period, there shall be no further restrictions on resale of such shares imposed by this Section 2.7(b). The right to sell 10% of such shares during each six month period shall be non-cumulative.

         Section 2.8. Time and Place of the Closing. Subject to and after the fulfillment or waiver of the conditions set forth in Articles V and VI, the closing of the Merger (the "CLOSING") shall take place at the offices of CXI, 150 East 58th Street, 34th Floor, New York, New York 10155, at 10:00 a.m., Eastern Time, on October 31, 1999 or such other date upon which the parties may agree (the "CLOSING DATE"). Cognizant of (i) CXI's status as a public company with its Common Stock registered for trading on the American Stock Exchange,
(ii) the need for the stockholders of CXI to approve the Merger in accordance with applicable rules of the American Stock Exchange, (iii) the time necessary for CXI (a) to provide notice to its stockholders of a meeting at which the Merger will be considered and (b) to prepare a proxy statement for and solicit proxies in


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connection with such meeting of stockholders, it is the parties' present intention that if, on or before the Closing Date, all conditions to Closing shall have been fulfilled or waived except for the approval of CXI's stockholders of the Merger, the parties will proceed to place all closing documents into escrow to be released upon the conclusion of such meeting of stockholders, either to effectuate the Merger, in the event of approval by CXI's stockholders or to terminate this Merger Agreement without further liability thereafter to any party hereto as a consequence hereof, except as provided in
Section 10.1.1, in the event that the Stockholders fail to approve the Merger.

         Section 2.9. Conversion of Shares. The manner of converting the shares of Capital Stock of Merger Sub and the shares of the Capital Stock of GEI upon the Merger shall, by virtue of the Merger and without any action on the part of the holders thereof, be as follows:

         (a) The shares of Capital Stock of Merger Sub that are outstanding immediately prior to the Effective Time shall be converted into a like number and type of shares of Capital Stock of the Surviving Corporation.

         (b) All shares of GEI Common Stock outstanding immediately prior to the Effective Time exclusive of Dissenting Shares as defined and provided in Section
2.11 (the "CONVERTED SHARES"), shall be converted into the right to receive, in the aggregate and subject to Sections 2.13 and adjustment for any shares of GEI Common Stock issued after execution and delivery of this Merger Agreement as permitted by the provisions hereof, (i) 9,000,000 shares of CXI Common Stock and
(ii) if the Triggering Event occurs, an additional 3,500,000 shares of CXI Common Stock. Accordingly, assuming that no additional shares of GEI Common Stock were to be issued prior to the Effective Time and that no Dissenting Shares exist and when the GEI Warrant Holders exercise their GEI Warrants which are shown on Schedule 3.3 hereof, the Stockholders agree that the Stockholders would own the number of shares of CXI Common Stock set forth opposite their respective names on Schedule 2.9 hereto.

         (c) All of the Converted Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and the holders thereof shall thereafter cease to have any rights with respect to the Converted Shares except to receive the CXI Common Stock into which the Converted Shares have been converted pursuant to the Merger as provided in paragraphs (a), (b) and (c) above. From and after the Effective Time, until surrendered to the Surviving Corporation, each certificate theretofore representing Converted Shares shall be deemed for all corporate purposes, except as set forth in the next sentence, to evidence the number of shares of CXI Common Stock into which such Converted Shares shall have been converted. Unless and until any such certificates shall be so surrendered, the holder of such certificate shall not have any right to receive any dividends paid or other distributions made to holders of record of CXI Common Stock after the Effective Time. Upon surrender of a certificate representing Converted Shares, the holder of record thereof shall receive, together with certificates representing the shares of CXI Common Stock to which such holder shall be entitled, all dividends and other distributions which shall have been paid


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or made to holders of record of CXI Common Stock after the Effective Time with respect to such shares of CXI Common Stock, without interest thereon. The shares of CXI Common Stock into which all Converted Shares (including those placed in escrow in accordance with Section 2.13 hereof) shall have no rights other than those provided under the DGCL or CXI's certificate of incorporation or bylaws.

         (d) Each share of GEI Common Stock, if any, held in the treasury of GEI on the Closing Date shall be cancelled and retired and shall cease to exist, and no consideration shall be paid with respect thereto.

         Section 2.10. Fractional Shares. No fractional shares and no script certificates therefor shall be issued to represent any fractional interests in CXI Common Stock. Instead, the number of shares of CXI Common Stock to be issued upon conversion shall be rounded down to the nearest whole number and no cash shall be paid for the fractional interest.

         Section 2.11. Dissenting Shares. No certificate representing shares of CXI Common Stock will be issued to any GEI stockholder who as of the Closing has exercised appraisal rights as to any GEI Common Stock held by such stockholder ("DISSENTING SHARES") as provided in Section 262 of the DGCL.

         Section 2.12.  Accounting Treatment.

         (a) The parties hereto acknowledge that the transactions contemplated herein shall be treated as a business combination under the purchase method of accounting.

         (b) The parties hereto intend that, except as otherwise provided herein, Merger Sub and CXI shall, if the Merger becomes effective, assume as of the date hereof the benefits and risks of ownership of the GEI Common Stock.

         Section 2.13.  Escrow of Shares

         (a) Escrow of Shares. Notwithstanding anything to the contrary contained in this Article II, at the Effective Time, Three Million Five Hundred Thousand (3,500,000) shares of CXI Common Stock (the "ESCROWED SHARES") issuable to each Stockholder (each, an "ESCROW PARTICIPANT"), shall not be delivered by CXI to such Escrow Participant upon surrender of its GEI Common Stock and shall instead be deposited in escrow with an escrow agent selected by CXI and reasonably satisfactory to GEI and the Stockholders (the "ESCROW AGENT"). CXI shall deliver into escrow, on behalf of each Escrow Participant, certificates representing shares of CXI Common Stock (rounded to the nearest whole share) in the amounts set forth on Schedule 2.9. Each certificate for Escrowed Shares shall be registered in the name of the appropriate Escrow Participant. As a condition to its receipt of merger consideration hereunder, each Escrow Participant shall execute a stock power in blank with respect to each certificate for Escrowed Shares and shall deliver such stock power to CXI. CXI shall deliver to the Escrow Agent one share certificate, together with a signed, blank stock power, with respect to the CXI Common Stock deposited in escrow on behalf of each Escrow Participant. The Escrow Agent shall hold such certificates until it is required to deliver them pursuant to Section 2.13(c).



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         (b) Delivery of Shares. In the event (the "TRIGGERING EVENT") that, at any time during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date (the "APPRECIATION Period"), CXI Common Stock shall have traded at or above Three Dollars ($3.00) per share for twenty consecutive trading days as reported by the American Stock Exchange or any other exchange on which CXI Common Stock is regularly traded, then, in such event, all the Escrowed Shares and related stock powers deposited in escrow on behalf of each Escrow Participant shall be delivered to such Escrow Participant. In the event that the Triggering Event does not occur during such two year period, upon the expiration thereof, all of the Escrowed Shares and related stock powers deposited in escrow hereunder shall be returned to CXI and cancelled.

         (c) Procedures. Promptly following (i) the occurrence of the Triggering Event or (ii) the expiration of the Appreciation Period with the Triggering Event having failed to occur, CXI shall deliver to the Escrow Agent and the Stockholders an officer's certificate (each an "OFFICER'S CERTIFICATE") describing which of the foregoing has occurred and setting forth instructions to the Escrow Agent in accordance with this Section 2.11. Promptly thereafter, the Escrow Agent shall deliver the Escrowed Shares and related stock powers in accordance with the directions set forth in the Officer's Certificate.

         (d) Escrow Agent.

             (i) The Escrow Agent (A) shall have no duties or responsibilities except as expressly set forth in this Section 2.01(i), (B) shall not be responsible in its capacity as Escrow Agent for any recitals, statements, representations or warranties contained herein, or in any certificate or other document referred to herein, the validity, effectiveness or enforceability of this Agreement, or the failure of any party to perform any of its obligations hereunder, (C) shall not be required to initiate or conduct any litigation or collection proceedings and (D) shall not be responsibility for any action taken or omitted to be taken hereunder except for its gross negligence or willful misconduct. The Escrow Agent may consult with legal counsel and other experts selected by it in its sole discretion at the expense of CXI, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts.

             (ii) The Escrow Agent shall be entitled to rely upon any certification, notice or other communication believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or entity and delivered in accordance with this Merger Agreement. The Escrow Agent shall not be required to take any action which shall expose it to personal liability or which is contrary to this Merger Agreement or applicable law.



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             (iii) The Escrow Agent shall not be deemed to have knowledge or notice of the occurrence of any event unless it shall have received written notice thereof in accordance with this Merger Agreement.

             (iv) CXI and all Escrow Participants hereby agrees to indemnify the Escrow Agent for any and all losses, liabilities, damages, deficiencies or expenses of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Escrow Agent in its capacity as such in any way relating to or arising out of this Merger Agreement or the transactions contemplated hereby, including the enforcement of any of the terms hereof. Except as expressly required herein, the Escrow Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its reasonable satisfaction from CXI and all Escrow Participants of their indemnification obligations hereunder and against any and all losses, liabilities, damages, deficiencies or expenses that may be incurred by the Escrow Agent by reason of taking or continuing to take such action in accordance with the terms hereof.

             (v) Any fees or other amounts due to the Escrow Agent in connection with its obligations hereunder shall be paid by CXI.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF GEI
                      -------------------------------------

         To induce CXI to enter into this Merger Agreement and to consummate the Merger, GEI and the Stockholders make the following representations and warranties, which representations and warranties shall survive the Closing:

         Section 3.1.  Subsidiaries, Organization, Power and Authority.

                  Section 3.1.1. Subsidiaries. Set forth on Schedule 3.1.1 are all Subsidiaries of GEI. GEI owns the percentage of capital stock or equity interest of each of the Subsidiaries set forth in Schedule 3.1.1 free and clear, except as set forth on Schedule 3.1.1, of all Liens and, except as set forth on
Schedule 3.1.1, does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, joint venture, association or other entity.

                  Section 3.1.2. GEI and Subsidiaries. GEI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. GEI and each Subsidiary has all requisite power and authority to own or lease its properties and to carry on its business as it is now being conducted. GEI and each Subsidiary is duly qualified to transact business as a foreign corporation or other entity and is in good standing in each of the jurisdictions set forth on Schedule 3.1.2, which are all of the jurisdictions in which its business or property is such as to require that it be thus qualified, except for failures to be so qualified which would not, in the aggregate, have a Material Adverse Effect.

                  Section 3.1.3. Stockholders. Each of the Stockholders owns the number of shares of GEI Common Stock set forth on Schedule 3.3, and all such shares are owned free and clear of all Liens. All persons holding warrants, conversion rights and options to acquire shares of Capital Stock of GEI, and the number and type of shares subject to such warrants, conversion rights and options, are set forth on Schedule 3.3.

         Section 3.2. Due Authorization; Binding Obligation; No Conflicts; Consents. GEI has full power, authority and capacity to enter into this Merger Agreement and carry out its obligations hereunder. Each Stockholder has full power, authority and capacity to enter into this Merger Agreement and to carry out his or its obligations hereunder. The execution, delivery and performance of this Merger Agreement and all other agreements, instruments and documents contemplated to be delivered hereby and the consummation of the Merger have been duly authorized by all necessary corporate action of GEI and by all necessary action of the Stockholders. This Merger Agreement has been duly executed and delivered by GEI and the Stockholders and is a legal, valid and binding obligation of GEI and the Stockholders, enforceable in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights and to principles of equity. The execution, delivery and performance of this Merger Agreement by GEI and the Stockholders do not, and the consummation of the Merger will not, (i) contravene any provision of the Certificate of Incorporation or bylaws of GEI, or of the certificate of incorporation or bylaws of any Subsidiary; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award that is either applicable to, binding upon or enforceable against GEI, any Subsidiary, the Stockholders or any of the GEI Common Stock; (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any mortgage, contract, agreement, lease, license, indenture, trust or other instrument which is either binding upon or enforceable against GEI, any Subsidiary, or the Stockholders;
(iv) result in or require the creation or imposition of any Liens upon or with respect to any GEI Common Stock or property of GEI or any Subsidiary; or (v) require the consent, approval or authorization of, or the registration, recording, filing or qualification with, or notice to, or the taking of any other action in respect of, any governmental authority or any other person or entity.

         Section 3.3. Capital Structure; Ownership. The authorized capital of GEI consists solely of 1,000 shares of GEI Common Stock, of which 500 are issued and outstanding. Set forth on Schedule 3.3 is the name of each registered holder of any shares of GEI Common Stock, the mailing address, taxpayer identification number and the number of shares and the percentage of the total number of issued and outstanding shares of GEI Common Stock owned by each such Person. Schedule
3.3 also sets forth the capital
structure of each Subsidiary and the names and ownership interest of each owner of the Subsidiaries. Except as otherwise set forth in Schedule 3.3, no options, warrants, convertible debt or other rights to acquire any equity interest in GEI or any Subsidiary, whether upon exchange for or conversion of other securities or otherwise, (i) are outstanding or (ii) will be granted, and no shares of capital stock of GEI or shares of any Subsidiary will be issued between the date hereof and the Closing. All outstanding shares of GEI Common Stock, and all of the outstanding shares of each Subsidiary, are duly authorized, validly issued, fully paid and non-assessable, and have been offered, issued, sold and delivered free of pre-emptive rights or rights of first refusal, Liens and in compliance with applicable federal and state securities laws. No stock appreciation rights, phantom shares, cash performance units or other similar rights have been issued by GEI or any of the Subsidiaries.

         Section 3.4. Financial Statements of GEI. GEI previously has furnished to CXI the following financial statements, including the notes pertaining thereto (the "GEI FINANCIAL STATEMENTS"):

         (a) GEI's Last Balance Sheet and its unaudited consolidated balance sheets as of June 30, 1997 and 1996 and the related consolidated financial statements (including the related notes or notes payable) for each of the three years ended December 31, 1998, 1997 and 1996. There will be no adverse material change to the financial condition of GEI between the time period covered by GEI's Last Balance Sheet and the execution date hereof. The GEI Financial Statements present fairly in all material respects the financial position of GEI at each of the said balance sheet dates and the results of operations for each of the said periods covered, and they have been prepared in accordance with generally accepted accounting principles consistently applied. The books and records of GEI properly and accurately reflect all material transactions, properties, assets and liabilities of GEI.

         Section 3.5. Liabilities. Neither GEI nor any Subsidiary has any liability or obligation, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected in or taken into account in determining net worth in GEI's Last Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in Schedule 3.5; or (iii) liabilities incurred since June 30, 1999 and related to the conduct of business activities of GEI and its Subsidiaries in the ordinary course during the period since that date.

         Section 3.6. Tax Matters.

                  Section 3.6.1. GEI and the Subsidiaries have timely filed all tax returns and reports required to be filed by them, including all federal, state, local and foreign tax returns, and have paid in full or made adequate provision by the establishment of reserves for all taxes and other charges, including estimated taxes, that have become due. All tax returns and reports have been prepared in accordance with applicable laws and accurately reflect the taxable income (or other measure of tax) and tax liability of GEI and its Subsidiaries for the applicable period. There is no tax deficiency proposed or threatened against GEI or any Subsidiary. There are no tax liens upon any property or assets of GEI or any Subsidiary. GEI and its Subsidiaries have made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty or established adequate reserves on their books in respect thereof to cover the amount of such estimated taxes, together with interest and penalties thereon. GEI has delivered to CXI true and complete copies of all federal and state tax returns filed by GEI and its Subsidiaries in the past three years.

                  Section 3.6.2. All taxes and other assessments and levies that GEI and its Subsidiaries were required by law to withhold or to collect have been duly withheld and collected and, to the extent due, have been paid over to the proper governmental entity. All such withholdings and collections and all other payments due in connection therewith as of the date of GEI's Last Balance Sheet are duly reflected on such Last Balance Sheet.

                  Section 3.6.3. The federal income tax returns of GEI and its Subsidiaries that have been closed by applicable statute or examined by all applicable taxing authorities are set forth in Schedule 3.6. Except as set forth on Schedule 3.6, there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal income tax returns of GEI or any Subsidiary for any period.

                  Section 3.6.4. No Reliance. GEI and the Stockholders accept full responsibility for all tax consequences to GEI and the Stockholders as a result of the Merger. CXI has not made to GEI or any of the Stockholders, and none of GEI or any Stockholder has relied upon, any representation, opinion, advice or recommendation regarding such tax consequences.

         Section 3.7. Real Estate.

                  Section 3.7.1. Neither GEI nor any Subsidiary has any Owned Properties except as set forth on Schedule 3.7.1.

                  Section 3.7.2. Neither GEI nor any Subsidiary holds any Leasehold Premises except as set forth on Schedule 3.7.2. An accurate and complete copy of the Leases for the properties described on Schedule 3.7.2 has been delivered to CXI prior to the date hereof. Schedule 3.7.2 also sets forth a description of the nature and amount of all Liens, other than Permitted Encumbrances, on GEI's and the Subsidiaries' interests in the Leasehold Premises. Except as set forth on Schedule 3.7.2, such Leases are in full force and effect, none of GEI or the Subsidiaries is in default or breach under any Lease and no event has occurred that, with the passage of time or the giving of notice or both, would cause a material breach of or default under any Lease. To the knowledge of GEI, there is no breach or anticipated breach of any Lease by any other party to such Lease.

                  Section 3.7.3. GEI and its Subsidiaries own the Owned Properties and have valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, except for Permitted Encumbrances.

                  Section 3.7.4. Except as set forth in Schedule 3.7.4, the portions of the buildings located on the Leasehold Premises that are used in GEI's or any Subsidiary's business and the buildings located on the Owned Properties are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy GEI's and its Subsidiaries' business activities as conducted thereat.

         Section 3.8. Good Title to and Condition of the Assets.

                  Section 3.8.1. GEI and each Subsidiary has good and marketable title to all of its Assets free and clear of any Liens other than Permitted Encumbrances.

                  Section 3.8.2. The Fixed Assets of GEI and its Subsidiaries currently in use or necessary for its business are in good operating condition, normal wear and tear excepted.

                  Section 3.8.3. The Inventory of GEI and its Subsidiaries has aggregate values not less than the aggregate values at which such Inventory is carried on their books.

         Section 3.9. Receivables. The Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of GEI and the Subsidiaries. The Receivables reflected on GEI's Last Balance Sheet, exclusive of customer accounts, are collectible in the full amount stated, net of any allowance for doubtful accounts.

         Section 3.10. Payables. The Payables are valid and legally binding, representing bona fide transactions and arose in the ordinary course of business of GEI and the Subsidiaries.

         Section 3.11. Licenses and Permits. GEI and each of its Subsidiaries possess all Permits material to the business and operation of each of the Owned Properties and each of the Leasehold Premises. All such Permits are valid and in full force and effect. GEI and its Subsidiaries are in compliance with their requirements, and no proceeding is pending or threatened to revoke or amend any of them. Except as indicated on Schedule 3.11, none of the Permits is or will be impaired or in any way affected by the execution and delivery of this Merger Agreement or the consummation of the Merger.

         Section 3.12. Investments in Subsidiaries. Except for its interest in a Brazilian company, S.J. Investors, Limitada, to which GEI has transferred its interests in the San Jeronimo power development project, GEI does not own or have any investment in any Subsidiaries.

         Section 3.13. Documents of and Information with Respect to GEI.

                Section 3.13.1. Schedule 3.13 is an accurate and complete list of the following: (i) each loan, credit agreement, guaranty, security agreement or similar document or instrument to which GEI or any Subsidiary is a party or by which they are bound; (ii) any memoranda of understanding, letters of intent, joint ventures, power development agreements, power purchase agreements, contracts relating to GEI's currently existing power developments in emerging foreign markets and all other similar material agreements, and (iii) all other material agreements to which GEI is a party. GEI has previously furnished CXI with an accurate and complete copy of each such agreement, contract or commitment listed in Schedule 3.13. There has not been any breach of or default in any obligation to be performed by GEI or any Subsidiary under any such instrument or, to the knowledge of GEI, in any obligation to be performed by any other party to such instrument. All of such instruments to which GEI or any Subsidiary is a party are valid, binding and enforceable against GEI or the particular Subsidiaries as the case may be and in full force and effect in accordance with their respective terms. None of such instruments will expire or be terminated or be subject to any modification of terms or conditions upon consummation of the Merger.

                Section 3.13.2. GEI and its Subsidiaries carry insurance, which is substantially comparable in character and amount to that carried by other companies engaged in similar businesses, with reputable insurers, covering all of their assets, properties and businesses, and have provided all required performance or other surety bonds. As of the Closing Date, GEI shall have furnished CXI with an accurate and complete copy of each policy of insurance in force with respect to the assets and properties of GEI and its Subsidiaries and each of the performance or other surety bonds maintained by GEI and its Subsidiaries in the conduct of their businesses. All premiums and other payments that have become due under each such policy of insurance have been paid in full, all of such policies are in full force and effect and neither GEI nor any Subsidiary has received notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Except as set forth on Schedule 3.13.2 and except for claims that would not be material to the business, properties, financial prospects, financial condition or results of operations of GEI and its Subsidiaries, taken as a whole, neither GEI nor any Subsidiary has received any notification from any insurer, agent or broker denying or disputing any claim made by GEI or any Subsidiary or denying or disputing any coverage for any such claim or the amount of any claim.

         Section 3.14. Litigation. Except as set forth on Schedule 3.14, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or threatened against or affecting GEI or any Subsidiary, the GEI Common Stock, the Assets or the liabilities of GEI or any Subsidiary or that question the validity or enforceability of this Merger Agreement or any action contemplated herein. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which GEI or any Subsidiary is or was a party or that affect the GEI Common Stock, the Assets or the liabilities of GEI or any Subsidiary or the Merger.

         Section 3.15. Records. GEI's and its Subsidiaries' records included as part of the Assets are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records. A record of all action taken by the Stockholders, the board of directors of GEI and the stockholders and boards of directors of the Subsidiaries and all minutes of their respective meetings are contained in the minute books of GEI and the Subsidiaries and are accurate and complete. The record books and equity ledgers of GEI and the Subsidiaries contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of GEI and the Subsidiaries.

         Section 3.16. No Material Adverse Change. Except for circumstances or conditions that affect generally and adversely businesses engaged in the development of power generation projects in foreign emerging markets since the date of the Last Balance Sheet, other than the Merger, there has not been (i) any change in the business or properties of GEI or any Subsidiary, or in the financial condition of GEI or any Subsidiary, other than changes occurring in the ordinary course of business that have not had a Material Adverse Effect; or
(ii) any threatened or prospective event or condition of any character whatsoever that could materially adversely affect the GEI Common Stock or have a Material Adverse Effect.

         Section 3.17. Absence of Certain Acts or Events. Except as disclosed in
Schedule 3.17, since the date of the Last Balance Sheet, neither GEI nor any Subsidiary has (i) authorized or issued any shares of capital stock or other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its capital stock or purchased or redeemed any of its capital stock or other securities; (iii) paid any bonus in excess of $5,000 as to any one employee or $20,000 as to all employees in the aggregate or increased the rate of compensation of any of its salaried employees other than in the ordinary course of business consistent with past practice; (iv) sold or transferred any of its assets other than in the ordinary course of business; (v) as of the date of this Merger Agreement, made or obligated itself to make capital expenditures aggregating more than $10,000 or, in any case, for use other than in its business as currently conducted; (vi) made any payment in respect of its liabilities other than scheduled payments of principal and/or interest, as set forth on Schedule 3.17, or otherwise than in the ordinary course of business;
(vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction, other than this Merger Agreement, except in the ordinary course of business consistent with past practice; (viii) suffered any material theft; (ix) suffered any damage, destruction or casualty loss in excess of $25,000 that was not covered by insurance or in excess of $5,000 whether or not covered by insurance; (x) waived any right of material value; (xi) incurred any indebtedness (other than to trade creditors) (xii) made or adopted any change in its accounting practice or policies; (xiii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course during the period since January 1, 1995; (xiv) made any loan or advance other than advances to employees in the ordinary course of business not exceeding $5,000 as to all employees in the aggregate.

         Section 3.18. Compliance with Laws.

                Section 3.18.1. GEI and its Subsidiaries are in compliance with all laws, regulations and orders applicable to them, the GEI Common Stock or the Assets (including the Code and ERISA), except with respect to failures to comply with domestic local laws, ordinances, rules or regulations relating to the operation of GEI's business, or maintenance of the Leasehold Premises or Owned Properties and that, if fully enforced, would not have a Material Adverse Effect. Except as set forth on Schedule 3.18, since its inception, neither GEI nor any Subsidiary has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, except with respect to failures to comply that, if repeated, would not have a Material Adverse Effect, and no proceeding with respect to any such violation is contemplated.

                Section 3.18.2. Neither GEI, any Subsidiary nor any employee of GEI or any Subsidiary has made, directly or indirectly, any payment of funds in connection with the business of GEI or any Subsidiary prohibited by law, including, without limitation the Foreign Corrupt Practices Act, and no funds have been set aside to be used in connection with the business of GEI or any Subsidiary for any payment prohibited by law.

                Section 3.18.3. GEI and each Subsidiary is and at all times has been in full compliance with the terms and provisions of the Immigration Act.

         Section 3.19. Environmental Matters.

                Section 3.19.1. Neither GEI nor any Subsidiary has (i) transported, stored, handled, treated or disposed, or allowed or arranged for any third parties to transport, store, handle, treat or dispose of, Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, nor has any of them performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations or (ii) stored, handled, treated or disposed of, or allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances upon property owned or leased by it, except as permitted by law.

                Section 3.19.2. There has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or Leasehold Premises for which GEI or any Subsidiary is responsible or potentially responsible.

                Section 3.19.3. Neither GEI nor any Subsidiary has shipped, transported or disposed of, or allowed or arranged, by contract, agreement or otherwise, for any third parties to ship, transport or dispose of, any Hazardous Substance to or at a site that, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Except as set forth on Schedule 3.19.3, neither GEI nor any Subsidiary has received notice, nor does any of them have knowledge of any facts that could give rise to any notice, that GEI or any Subsidiary is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Neither GEI nor any Subsidiary has submitted or was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the properties set forth on Schedules 3.7.1 or 3.7.2. Neither GEI nor any Subsidiary has received any written or oral request for information in connection with any federal or state environmental cleanup site. Neither GEI nor any Subsidiary has been required to or has undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

                Section 3.19.4. GEI and its Subsidiaries do not use, and have not used, any Underground Storage Tanks. There are not now nor have there ever been any Underground Storage Tanks on the Owned Properties or the Leasehold Premises.

                Section 3.19.5. There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of GEI or any Subsidiary. There are no violations of environmental law committed by GEI or any Subsidiary relating to (i) the Owned Properties or any property or parcel adjacent thereto, or (ii) GEI's or any Subsidiary's use of the Owned Properties or Leasehold Premises.

                Section 3.19.6. Schedule 3.19.6 identifies (i) all environmental audits, assessments or occupational health studies undertaken by GEI, its Subsidiaries or their agents or, to the knowledge of GEI, undertaken by governmental agencies relating to or affecting GEI, any Subsidiary or any of the Owned Properties or Leasehold Premises during the 36 months prior to the date hereof; (ii) the results of any groundwater, soil, air or asbestos monitoring undertaken by GEI, its Subsidiaries or their agents or, to the knowledge of GEI, undertaken by governmental agencies relating to or affecting GEI, any Subsidiary or any of the Owned Properties or Leasehold Premises; (iii) all written communications between GEI, its Subsidiaries or their respective representatives, on the one hand, and environmental agencies, on the other hand relating to matters that, if adversely determined, would have a Material Adverse Effect; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) relating to or affecting GEI, any Subsidiary or any of the Owned Properties or Leasehold Premises.

                Section 3.19.7. Schedule 3.7.1 identifies, to the knowledge of GEI and the Stockholders, all prior uses of the Owned Properties.

         Section 3.20. Labor Relations of GEI. Except as set forth on Schedule 3.20, neither GEI nor any Subsidiary is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the last 24 months to organize any employees of GEI or any Subsidiary into one or more collective bargaining units. There is not pending or threatened any labor dispute, strike or work stoppage that affects or that may affect the business of GEI or any Subsidiary or that may interfere with the continued operation of their businesses. Except as set forth on Schedule 3.20, none of GEI, any Subsidiary, or any agent, representative or employee of GEI or any Subsidiary has within the last 24 months committed any unfair labor practice under the National Labor Relations Act, as amended, and there is not now pending or threatened any charge or complaint against GEI or any Subsidiary by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of GEI or any Subsidiary during the last 24 months. None of GEI or the Stockholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with GEI or any Subsidiary.

         Section 3.21. Employee Benefits.

                Section 3.21.1. For each employee of GEI and its Subsidiaries with an annual salary, as of the date hereof, greater than $50,000, GEI has previously furnished CXI with an accurate and complete list setting forth (i) the name of each such employee, (ii) the current annual salary for each such employee, and (iii) the profit sharing, bonus or any other form of compensation paid or payable by GEI or its Subsidiaries to or for the benefit of each such person for the fiscal year ended December 31, 1998, and GEI has previously furnished CXI with accurate information as to the aggregate compensation paid (including any compensation paid in the form of profit sharing, bonus or other forms) to all employees of GEI during the fiscal year ended December 31, 1998. Except as set forth on Schedule 3.21.1, the employees of GEI and its Subsidiaries do not participate (and have not participated in the preceding five calendar years) in any Plan. Each Plan that is intended to be a qualified plan under section 401(a) of the Code has been determined by the IRS to be qualified under section 401(a) of the Code, each trust related to any such Plan has been determined to be exempt from federal income tax under section 501(a) of the Code and no event has occurred or condition exists that is materially likely to adversely affect such determinations. With respect to all Plans (whether or not subject to ERISA and whether or not qualified under section 401(a) of the Code), all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) previously declared or otherwise required by law or contract to have been made have been paid and all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) accrued have been paid as required by law or contract. No Prohibited Transaction that has not been corrected has occurred with respect to any Plan.

                Section 3.21.2. None of GEI, any Subsidiary or any member of their "controlled group," as defined in section 4001(a)(14) of ERISA, has incurred any termination or withdrawal liability under Title IV of ERISA.

                Section 3.21.3. Neither GEI nor any Subsidiary has ever contributed to any "multiemployer plan," as defined in section 414(f) of the Code or section 3(37) of ERISA. No Plan has incurred any accumulated funding deficiency, as defined in section 412 of the Code and section 302 of ERISA.

                Section 3.21.4. None of GEI, any Subsidiary or any member of their "controlled group" has (i) failed to make a required installment under section 302(e) of ERISA or (ii) been required to provide security to any employee benefit plan or the Pension Benefit Guaranty Corporation under section 306 or 307 of ERISA.

                Section 3.21.5. There are no actions, suits or claims pending (other than routine claims for benefits) or overtly threatened against a Plan or the assets of any Plan.

                Section 3.21.6. No Plan that is an "employee welfare benefit plan," as defined in section 3(1) of ERISA, provides employer-paid benefits to retirees or former employees, except for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                Section 3.21.7. Except as set forth on Schedule 3.21.7, none of GEI or the Subsidiaries is obligated to pay any severance benefits to any employee whose employment may be terminated on or after December 31, 1998.

         Section 3.22. Computer Programs and Software; Year 2000 Compliance.

                Section 3.22.1. GEI and its Subsidiaries own or hold under valid license agreements all Software. Neither GEI nor any of the Subsidiaries has licensed anyone to use any of the Software and neither GEI nor any of the Subsidiaries has knowledge of any infringing use of the Software or claim of infringing use. The Software is sufficient for the conduct of the business of GEI and its Subsidiaries as now operated.

                  Section 3.22.2. GEI and its Subsidiaries have reviewed the areas within their business and operations, and have developed or are developing a program to ensure, on a timely basis, that the Software, if containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days or calculating spans of dates or days will, (i) record, store, process, calculate, present and, where appropriate, insert time and accurate dates and calculations for calendar dates falling on or after (and, if applicable, spans of time including) January 1, 2000, (ii) record, store, process, calculate and present any information and/or data dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the Software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, and in such fashion as to respond to two-digit date input in a way that eliminates all ambiguities as to the century of concern, and treats the year 2000 as a leap-year and correctly and accurately regards and processes data and information with respect thereto, and (iii) lose no functionality with respect to the introduction of records, including but not limiting to back-up and archived information and/or data, containing dates falling on or after January 1, 2000. Based upon such review and program, GEI has no reason to believe that the "Year 2000 Problem" will have a Material Adverse Effect.

         Section 3.23. Brokers. Except as set forth on Schedule 3.23, none of the Stockholders, GEI or its Subsidiaries has paid or become obligated to pay any fee or commission of any broker, finder or intermediary for or on account of the Merger.

         Section 3.24. Intellectual Property. Set forth on Schedule 3.24 is a list of all trade names, assumed names, service marks and trademarks, logos, patents, copyrights, rights and applications therefor and other intellectual property of GEI and its Subsidiaries and all registrations and filings thereof. Except as disclosed on Schedule 3.24, GEI and its Subsidiaries hold all intellectual properties they use in their businesses free and clear of all Liens and require no rights in such properties that they do not have to conduct their businesses as presently conducted. Except as disclosed on Schedule 3.24, no proceedings have been instituted or are pending or threatened or, to the knowledge of GEI and the Stockholders, contemplated that challenge the validity of the ownership by GEI or any Subsidiary of any such intellectual property right. Except as disclosed in Schedule 3.24, neither GEI nor any Subsidiary has licensed anyone to use any such trademark or any technical know how or other proprietary rights of GEI or any Subsidiary and neither GEI nor the Stockholders has knowledge of the infringing use of such proprietary rights by any other Person.

         Section 3.25. Business Locations. As of the date hereof, neither GEI nor any Subsidiary has any office or place of business other than as identified on Schedules 3.7.1 and 3.7.2. GEI's and each Subsidiary's principal place of business and their chief executive offices are indicated on Schedule 3.25, and all locations where GEI's and each Subsidiary's equipment, inventory, chattel paper and books and records are located as of the date hereof are fully identified on Schedules 3.7.1 and 3.7.2.

         Section 3.26. Names; Prior Acquisitions. All names under which GEI and its Subsidiaries do business as of the date hereof are identified on Schedule
3.26. Except as set forth on Schedule 3.26, neither GEI nor any Subsidiary has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office within three years.

         Section 3.27. Accuracy of Information Furnished by GEI. Neither any representation or warranty in this Article III contains, nor any certificate to be delivered pursuant to this Merger Agreement, when taken together with such representations and warranties, shall contain when delivered, any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         Section 3.28. Securities Representations. Each of the Stockholders is an "Accredited Investor" as such term is defined in Regulation D promulgated under the

1933 Act. GEI and the Stockholders have received an annual report to stockholders of CXI for the year ended December 31, 1997; annual reports of CXI on Form 10-K for the years ended December 31, 1998 and 1997; quarterly reports of CXI on Form 10-Q for each of the quarters ended March 31, 1999 and June 30, 1999; and reports of CXI on Form 8-K dated January 5, 1999, May 19, 1999 and August 23, 1999 (as amended by the filing of a Form 8-K/A on September 1, 1999). Such documents are referred to collectively as the "SEC DOCUMENTS."

         Section 3.29. Franchising. Neither GEI nor any of the Subsidiaries is a franchisor in any franchising relationship or has any franchisees (as such terms are defined under federal laws, rules or regulations or the laws, rules or regulations of any state).


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF CXI AND MERGER SUB
              ----------------------------------------------------

         To induce GEI and the Stockholders to enter into this Merger Agreement and to consummate the Merger, CXI and Merger Sub make the following representations and warranties, which representations and warranties shall survive the Closing:

         Section 4.1. Organization, Power and Authority of CXI. CXI is a corporation, and Merger Sub is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Merger Agreement and all other agreements, instruments and documents contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

         Section 4.2. Due Authorization; Binding Obligation; No Conflicts. Subject to approval by the stockholder and directors of Merger Sub and the board of directors and stockholders of CXI, the execution, delivery and performance of this Merger Agreement and all other agreements, instruments and documents contemplated hereby and the consummation of the Merger have been duly authorized by all necessary action of CXI and Merger Sub. Subject to such approvals, this Merger Agreement has been duly executed and delivered by CXI and Merger Sub and is a valid and binding obligation of CXI and Merger Sub, enforceable against them in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights and to principles of equity. Neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will: (i) contravene any provision of the certificate of incorporation or bylaws of CXI or Merger Sub; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against CXI or Merger Sub; or (iii) require the consent, approval or authorization of, or the registration, recording, filing or qualification with, or notice to, or the taking of any other action in respect of, any governmental authority or any other person or entity (other than approval by the stockholder and directors of Merger Sub and the board of directors and stockholders of CXI of the Merger).

         Section 4.3. Capital Structure; Ownership. The authorized capital of CXI, except for those securities contemplated by this Merger Agreement, is described on Schedule 4.3.

        Section 4.4. Financial Statements of CXI. CXI previously has furnished to GEI (i) the audited balance sheets of CXI at December 31, 1998 and 1997 and statements of income and cash flows for the periods then ended) and (ii) the unaudited balance sheets of CXI at March 31, 1999 and June 30, 1999 and statements of income and cash flows for the periods then ended (collectively, the "CXI FINANCIAL STATEMENTS"). The CXI Financial Statements present fairly in all material respects the financial position of CXI at each of the said balance sheet dates and the results of operations for each of the said periods covered, and they have been prepared in accordance with generally accepted accounting principles consistently applied. The books and records of CXI properly and accurately reflect all material transactions, properties, assets and liabilities of CXI.

         Section 4.5. Liabilities. Neither CXI nor any Subsidiary has any liability or obligation, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected in or taken into account in determining net worth in the SEC Documents or the Last Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in Schedule 4.5; or (iii) liabilities incurred since June 30, 1999 and related to the conduct of business activities of CXI and its Subsidiaries in the ordinary course during the period since that date.

         Section 4.6. Tax Matters.

                  Section 4.6.1. CXI and the Subsidiaries have timely filed all tax returns and reports required to be filed by them, including all federal, state, local and foreign tax returns, and have paid in full or made adequate provision by the establishment of reserves for all taxes and other charges, including estimated taxes, that have become due. All tax returns and reports have been prepared in accordance with applicable laws and accurately reflect the taxable income (or other measure of tax) and tax liability of CXI and its Subsidiaries for the applicable period. There is no tax deficiency proposed or threatened against CXI or any Subsidiary. There are no tax liens upon any property or assets of CXI or any Subsidiary. CXI and its Subsidiaries have made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty or established adequate reserves on their books in respect thereof to cover the amount of such estimated taxes, together with interest and penalties thereon. CXI has delivered to GEI true and complete copies of all federal and state tax returns filed by CXI and its Subsidiaries in the past three years.

                  Section 4.6.2. All taxes and other assessments and levies that CXI and its Subsidiaries were required by law to withhold or to collect have been duly withheld and collected and, to the extent due, have been paid over to the proper governmental entity. All such withholdings and collections and all other payments due in connection therewith as of the date of the CXI Last Balance Sheet are duly reflected on the CXI Last Balance Sheet.

                  Section 4.6.3. The federal income tax returns of CXI and its Subsidiaries that have been closed by applicable statute or examined by all applicable taxing authorities are set forth in Schedule 4.6. Except as set forth on Schedule 4.6, there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal income tax returns of CXI or any Subsidiary for any period.

         Section 4.7. Real Estate.

                  Section 4.7.1. Except as set forth on Schedule 4.7.1, neither CXI nor any Subsidiary has any Owned Properties.

                  Section 4.7.2. CXI and its Subsidiaries own the Owned Properties and have valid leasehold interests in the premises for which they are Lessees, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, except for Permitted Encumbrances.

                  Section 4.7.3. Except as set forth in Schedule 4.7.3, the portions of the buildings located on the Leasehold Premises that are used in CXI's or any Subsidiary's business and the buildings located on the Owned Properties are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy CXI's and its Subsidiaries' business activities as conducted thereat.

         Section 4.8. Good Title to and Condition of the Assets.

                  Section 4.8.1. CXI and each Subsidiary has good and marketable title to all of its Assets, free and clear of any Liens other than Permitted Encumbrances.

                  Section 4.8.2. The Fixed Assets of CXI and its Subsidiaries currently in use or necessary for its business are in good operating condition, normal wear and tear excepted.

                  Section 4.8.3. The Inventory of CXI and its Subsidiaries have aggregate values not less than the aggregate values at which such items are carried on their books.

         Section 4.9. Receivables. The Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of CXI and the Subsidiaries. The Receivables reflected on the SEC Documents, and the Last Balance Sheet exclusive of customer accounts, are collectible in the full amount stated, net of any allowance for doubtful accounts.

         Section 4.10. Payables. The Payables are valid and legally binding, representing bona fide transactions and arose in the ordinary course of business of CXI and the Subsidiaries.

         Section 4.11. Licenses and Permits. CXI and each of its Subsidiaries possess all Permits material to the business and operation of each of the Owned Properties and each of the Leasehold Premises. All such Permits are valid and in full force and effect. CXI and its Subsidiaries are in compliance with their requirements, and no proceeding is pending or threatened to revoke or amend any of them. Except as indicated on Schedule 4.10, none of the Permits is or will be impaired or in any way affected by the execution and delivery of this Merger Agreement or the consummation of the Merger.

         Section 4.12. [Omitted Intentionally].

         Section 4.13. [Omitted Intentionally].

         Section 4.13.1. The material agreements to which CXI and its subsidiaries are a party are contained in the SEC Documents or in other filings made with the SEC. CXI has previously furnished GEI with an accurate and complete copy of each such agreement, contract or commitment. There has not been any breach of or default in any obligation to be performed by CXI or any Subsidiary under any such instrument or, to the knowledge of CXI, in any obligation to be performed by any other party to such instrument. All of such instruments to which CXI or any Subsidiary is a party are valid, binding and enforceable against CXI or the particular Subsidiaries as the case may be and in full force and effect in accordance with their respective terms. None of such instruments will expire or be terminated or be subject to any modification of terms or conditions upon consummation of the Merger.

         Section 4.13.2. CXI and its Subsidiaries carry insurance, which is substantially comparable in character and amount to that carried by other companies engaged in similar businesses, with reputable insurers, covering all of their assets, properties and businesses, and have provided all required performance or other surety bonds. As of the Closing Date, CXI shall have furnished GEI with an accurate and complete copy of each policy of insurance in force with respect to the assets and properties of CXI and its Subsidiaries and each of the performance or other surety bonds maintained by CXI and its Subsidiaries in the conduct of their businesses. All premiums and other payments which have become due under each such policy of insurance have been paid in full, all of such policies are in full force and effect and neither CXI nor any Subsidiary has received notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Except as set forth on Schedule 4.13 and except for claims which would not, in the aggregate for CXI and its consolidated subsidiaries, be material to the business, properties, financial prospects, financial condition or results of operations of CXI and such subsidiaries, neither CXI nor any Subsidiary has received any notification from any insurer, agent or broker denying or disputing any claim made by CXI or any Subsidiary or denying or disputing any coverage for any such claim or the amount of any claim.

         Section 4.14. Litigation. Except as set forth on Schedule 4.14, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or threatened against or affecting CXI or any Subsidiary, the Assets or the liabilities of CXI or any Subsidiary or that question the validity or enforceability of this Merger Agreement or any action contemplated herein. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which CXI or any Subsidiary is or was a party or that affect the Assets or the liabilities of CXI or any Subsidiary or the Merger.

         Section 4.15. Records. CXI's and its Subsidiaries' records included as part of the Assets are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records. A record of all action taken by the stockholders and Board of Directors of CXI and the stockholders and boards of directors of the Subsidiaries and all minutes of their respective meetings are contained in the minute books of CXI and the Subsidiaries and are accurate and complete. The record books and equity ledgers of CXI and the Subsidiaries contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of CXI and of the Subsidiaries.

         Section 4.16. No Material Adverse Change. Except for circumstances or conditions that affect generally and adversely businesses engaged in the type engaged in by CXI and its Subsidiaries, since the date of the CXI Last Balance Sheet, other than the Merger, there has not been (a) any change in the business or properties of CXI or any Subsidiary, or in the financial condition of CXI or any Subsidiary, other than changes occurring in the ordinary course of business that have not had a Material Adverse Effect; or (b) any threatened or prospective event or condition of any character whatsoever that could materially adversely affect or have a Material Adverse Effect on CXI or its Subsidiaries, taken as a whole.

         Section 4.17. Absence of Certain Acts or Events. Except as disclosed in
Schedule 4.17, since the date of its Last Balance Sheet, neither CXI nor any Subsidiary has (i) authorized or issued any CXI Common Stock or other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its Common Stock or purchased or redeemed any of its Common Stock or other securities; (iii) paid any bonus in excess of $5,000 as to any one employee or $20,000 as to all employees in the aggregate or increased the rate of compensation of any of its salaried employees other than in the ordinary course of business consistent with past practice; (iv) sold or transferred any of its assets other than in the ordinary course of business; (v) as of the date of this Merger Agreement, made or obligated itself to make capital expenditures aggregating more than $10,000 or, in any case, for use other than in its business as currently conducted; (vi) made any payment in respect of its liabilities other than scheduled payments of principal and/or interest, as set forth on Schedule 4.17, or otherwise than in the ordinary course of business;
(vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction, other than this Merger Agreement, except in the ordinary course of business consistent with past practice; (viii) suffered any material theft; (ix) suffered any damage, destruction or casualty loss in excess of $25,000 that was not covered by insurance or in excess of $5,000 whether or not covered by insurance; (x) waived any right of material value; (xi) incurred any indebtedness (other than to trade creditors) (xii) made or adopted any change in its accounting practice or policies; (xiii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course during the period since January 1, 1995; or (xiv) made any loan or advance other than advances to employees in the ordinary course of business not exceeding $5,000 as to all employees in the aggregate.

         Section 4.18. Compliance with Laws.

         Section 4.18.1. CXI and its Subsidiaries are in compliance with all laws, regulations and orders applicable to them, or the Assets (including the Code and ERISA), except with respect to failures to comply with domestic local laws, ordinances, rules or regulations relating to the operation of CXI's business, or maintenance of the Leasehold Premises or Owned Properties and that, if fully enforced, would not have a Material Adverse Effect. Except as set forth on Schedule 4.18, since its inception, neither CXI nor any Subsidiary has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, except with respect to failures to comply that, if repeated, would not have a Material Adverse Effect, and no proceeding with respect to any such violation is contemplated.

         Section 4.18.2. Neither CXI, any Subsidiary nor any employee of CXI or any Subsidiary has made, directly or indirectly, any payment of funds in connection with the business of CXI or any Subsidiary prohibited by law, including, without limitation the Foreign Corrupt Practices Act, and no funds have been set aside to be used in connection with the business of CXI or any Subsidiary for any payment prohibited by law.

         Section 4.18.3. CXI and each Subsidiary is and at all times has been in full compliance with the terms and provisions of the Immigration Act.

         Section 4.19. Environmental Matters.

         Section 4.19.1. Except as permitted by law, neither CXI nor any Subsidiary has (i) transported, stored, handled, treated or disposed, or allowed or arranged for any third parties to transport, store, handle, treat or dispose of, Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, nor has any of them performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations or (ii) stored, handled, treated or disposed of, or allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances upon property owned or leased by it.

         Section 4.19.2. There has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or Leasehold Premises for which CXI or any Subsidiary is responsible or potentially responsible.

         Section 4.19.3. Except for activities in the ordinary course of the conduct of their businesses, neither CXI nor any Subsidiary has shipped, transported or disposed of, or allowed or arranged, by contract, agreement or otherwise, for any third parties to ship, transport or dispose of, any Hazardous Substance to or at a site that, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Except as set forth on Schedule 4.19.3, neither CXI nor any Subsidiary has received notice, nor does any of them have knowledge of any facts that could give rise to any notice, that CXI or any Subsidiary is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Neither CXI nor any Subsidiary has submitted or was required to submit any notice pursuant to
Section 103(c) of CERCLA with respect to the properties set forth on Schedules
4.7.1 or 4.7.2. Neither CXI nor any Subsidiary has received any written or oral request for information in connection with any federal or state environmental cleanup site. Neither CXI nor any Subsidiary has been required to or has undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

         Section 4.19.4. CXI and its Subsidiaries do not use, and have not used, any Underground Storage Tanks. There are not now nor have there ever been any Underground Storage Tanks on the Owned Properties or the Leasehold Premises.

         Section 4.19.5. There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of CXI or any Subsidiary other than any of the foregoing required or incurred by the conduct of CXI's or any Subsidiary's business in the ordinary course. There are no violations of environmental law committed by CXI or any Subsidiary relating to (i) the Owned Properties or any property or parcel adjacent thereto, or (ii) CXI's or any Subsidiary's use of the Owned Properties or Leasehold Premises.

         Section 4.19.6. Schedule 4.19.6 identifies (i) all environmental audits, assessments or occupational health studies undertaken by CXI, its Subsidiaries or their agents or, to the knowledge of CXI, undertaken by governmental agencies relating to or affecting CXI, any Subsidiary or any of the Owned Properties or Leasehold Premises during the 36 months prior to the date hereof; (ii) the results of any groundwater, soil, air or asbestos monitoring undertaken by CXI, its Subsidiaries or their agents or, to the knowledge of CXI, undertaken by governmental agencies relating to or affecting CXI, any Subsidiary or any of the Owned Properties or Leasehold Premises; (iii) all written communications between CXI, its Subsidiaries or their respective representatives, on the one hand, and environmental agencies, on the other hand relating to matters that, if adversely determined, would have a Material Adverse Effect; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) relating to or affecting CXI, any Subsidiary or any of the Owned Properties or Leasehold Premises.

         Section 4.19.7. Schedule 4.7.1 identifies, to the knowledge of CXI and the Stockholders, all prior uses of the Owned Properties.

         Section 4.20. Labor Relations of CXI. Except as set forth on Schedule
4.20 neither CXI nor any Subsidiary is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the last 24 months to organize any employees of CXI or any Subsidiary into one or more collective bargaining units. There is not pending or threatened any labor dispute, strike or work stoppage that affects or that may affect the business of CXI or any Subsidiary or that may interfere with the continued operation of their businesses. Except as set forth on Schedule 4.20, none of CXI, any Subsidiary, or any agent, representative or employee of CXI or any Subsidiary has within the last 24 months committed any unfair labor practice under the National Labor Relations Act, as amended, and there is not now pending or threatened any charge or complaint against CXI or any Subsidiary by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of CXI or any Subsidiary during the last 24 months. None of CXI or the Stockholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with CXI or any Subsidiary.

         Section 4.21. Employee Benefits.

         Section 4.21.1. For each employee of CXI and its Subsidiaries with an annual salary, as of the date hereof, greater than $50,000, CXI has previously furnished GEI with an accurate and complete list setting forth (i) the name of each such employee, (ii) the current annual salary for each such employee, and
(iii) the profit sharing, bonus or any other form of compensation paid or payable by CXI or its Subsidiaries to or for the benefit of each such person for the fiscal year ended December 31, 1998, and CXI has previously furnished GEI with accurate information as to the aggregate compensation paid (including any compensation paid in the form of profit sharing, bonus or other forms) to all employees of CXI during the fiscal year ended December 31, 1998. Except as set forth on Schedule 4.21.1, the employees of CXI and its Subsidiaries do not participate (and have not participated in the preceding five calendar years) in any Plan. Each Plan that is intended to be a qualified plan under section 401(a) of the Code has been determined by the IRS to be qualified under section 401(a) of the Code, each trust related to any such Plan has been determined to be exempt from federal income tax under section 501(a) of the Code and no event has occurred or condition exists that is materially likely to adversely affect such determinations. With respect to all Plans (whether or not subject to ERISA and whether or not qualified under section 401(a) of the Code), all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) previously declared or otherwise required by law or contract to have been made have been paid and all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) accrued have been paid as required by law or contract. No Prohibited Transaction that has not been corrected has occurred with respect to any Plan.

         Section 4.21.2. None of CXI, any Subsidiary or any member of their "controlled group," as defined in section 4001(a)(14) of ERISA, has incurred any termination or withdrawal liability under Title IV of ERISA.

         Section 4.21.3. Neither CXI nor any Subsidiary has ever contributed to any "multiemployer plan," as defined in section 414(f) of the Code or section 3(37) of ERISA. No Plan has incurred any accumulated funding deficiency, as defined in section 412 of the Code and section 302 of ERISA.

         Section 4.21.4. None of CXI, any Subsidiary or any member of their "controlled group" has (i) failed to make a required installment under section 302(e) of ERISA or (ii) been required to provide security to any employee benefit plan or the Pension Benefit Guaranty Corporation under section 306 or 307 of ERISA.

         Section 4.21.5. There are no actions, suits or claims pending (other than routine claims for benefits) or overtly threatened against a Plan or the assets of any Plan.

         Section 4.21.6. No Plan that is an "employee welfare benefit plan," as defined in section 3(1) of ERISA, provides employer-paid benefits to retirees or former employees, except for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         Section 4.21.7. Except as set forth on Schedule 4.21.7, none of CXI or the Subsidiaries is obligated to pay any severance benefits to any employee whose employment may be terminated on or after December 31, 1998.

         Section 4.22. Computer Programs and Software; Year 2000 Compliance.

         Section 4.22.1. CXI and its Subsidiaries own or hold under valid license agreements all Software. Neither CXI nor any of the Subsidiaries has licensed anyone to use any of the Software and neither CXI nor any of the Subsidiaries has knowledge of any infringing use of the Software or claim of infringing use. The Software is sufficient for the conduct of the business of CXI and its Subsidiaries as now operated.

          Section 4.22.2. CXI and its Subsidiaries have reviewed the areas within their business and operations, and have developed or are developing a program to ensure, on a timely basis, that the Software, if containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days or calculating spans of dates or days will, (i) record, store, process, calculate, present and, where appropriate, insert time and accurate dates and calculations for calendar dates falling on or after (and, if applicable, spans of time including) January 1, 2000, (ii) record, store, process, calculate and present any information and/or data dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the Software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, and in such fashion as to respond to two-digit date input in a way that eliminates all ambiguities as to the century of concern, and treats the year 2000 as a leap-year and correctly and accurately regards and processes data and information with respect thereto, and (iii) lose no functionality with respect to the introduction of records, including but not limiting to back-up and archived information and/or data, containing dates falling on or after January 1, 2000. Based upon such review and program, CXI has no reason to believe that the "Year 2000 Problem" will have a Material Adverse Effect.

         Section 4.23. Brokers. Except as set forth on Schedule 4.23, none of the Stockholders, CXI or its Subsidiaries has paid or become obligated to pay any fee or commission of any broker, finder or intermediary for or on account of the Merger.

         Section 4.24. [Omitted Intentionally].

         Section 4.25. Business Locations. As of the date hereof, neither CXI nor any Subsidiary has any office or place of business other than as identified on Schedules 3.7.1 and 3.7.2. CXI's and each Subsidiary's principal place of business and their chief executive offices are indicated on Schedule 4.25, and all locations where CXI's and each Subsidiary's equipment, inventory, chattel paper and books and records are located as of the date hereof are fully identified on Schedules 4.7.1 and 4.7.2.

         Section 4.26. Names; Prior Acquisitions. All names under which CXI and its Subsidiaries do business as of the date hereof are identified on Schedule
4.26. Except as set forth on Schedule 4.26, neither CXI nor any Subsidiary has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office within three years.

         Section 4.27. Accuracy of Information Furnished by CXI. Neither any representation or warranty in this Article IV contains, nor any certificate to be delivered pursuant to this Merger Agreement, when taken together with such representations and warranties, shall contain when delivered, any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         Section 4.28. Franchising. Neither CXI nor any of the Subsidiaries is a franchisor in any franchising relationship or has any franchisees (as such terms are defined under federal laws, rules or regulations or the laws, rules or regulations of any state). If and to the extent any activities of CXI or any Subsidiary may have constituted the offering of a franchise, CXI and the Subsidiaries have fully complied with all applicable laws, rules and regulations with respect thereto, including any registration requirements of any state or other jurisdiction.

                                    ARTICLE V

                             CONDITIONS TO CLOSINGS
                             ----------------------

         In addition to any conditions set forth in Section 2.8 hereof, the obligation of CXI to proceed to consummate the Merger shall be subject to the fulfillment at or prior to the Closing Date, of each of the following conditions:

         Section 5.1. Financing. CXI shall have obtained the proceeds of the Financing.

         Section 5.2. Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of GEI and the Stockholders contained in this Merger Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of that time. GEI and the Stockholders shall have performed and complied in all material respects, and as to the covenants set forth in Section 7.2 in all respects, with all of their respective obligations required by this Merger Agreement to be performed or complied with at or prior to the Closing Date. GEI shall have delivered to CXI a certificate, dated the Closing Date and signed by its President, certifying that such representations and warranties were true and correct at and as of the date hereof, and are true and correct at and as of the Closing Date, with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

         Section 5.3. No Material Adverse Changes or Destruction of Property. Between the date hereof and the Closing Date (i) there shall have been no material adverse change in the condition, financial or otherwise, of GEI and the Subsidiaries, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of GEI and the Subsidiaries, and (iii) none of the properties and assets of GEI or the Subsidiaries shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, that may have a Material Adverse Effect; and there shall have been delivered to CXI a certificate to that effect, dated the Closing Date and signed on behalf of GEI by its President.

         Section 5.4. No Adverse Litigation. No action, suit, investigation or proceeding shall have been instituted by or before any court or other governmental body that shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, or that might affect the right of GEI and the Subsidiaries to own the Assets, and that, in the reasonable judgment of CXI, makes it inadvisable to proceed with the Merger.

         Section 5.5. Consent of Board of Directors. The board of directors of CXI shall have approved the Merger.

         Section 5.6. Corporate Action. GEI and the Stockholders shall have taken all corporate action necessary to effect the Merger, and GEI shall have furnished CXI with certified copies of resolutions duly adopted by GEI's stockholders and directors, in form and substance satisfactory to counsel for CXI, in connection with the foregoing.

         Section 5.7. Corporate Certificates. GEI and the Stockholders shall have delivered to CXI (a) true, correct and complete copies of the certificate of incorporation and bylaws of GEI and the correlative documents of each Subsidiary, as in effect immediately prior to the Closing and (b) a certificate of good standing of GEI and each Subsidiary issued by the appropriate officer of each state in which GEI and such Subsidiaries are formed and each state in which GEI and such Subsidiaries are qualified to do business, in each case dated as of a reasonably recent date.

         Section 5.8. Contract and Lease Consents. GEI or its Subsidiaries, as the case may be, shall have received consents to the Merger and waivers of rights to terminate or modify any material rights or obligations of GEI or its Subsidiaries, as the case may be, from any person from whom such consent or waiver is required under any material instrument or agreement, or who, as a result of the Merger, would have such rights to terminate or modify such instruments or agreements, either by the terms of any contract or agreement, or as a matter of law.

         Section 5.9 Securities Laws. CXI shall have received all necessary consents and approvals from the American Stock Exchange, permits and otherwise complied with any state Blue Sky, securities, tender offer or take-over laws applicable to the issuance of shares of Common Stock in connection with the Merger. CXI agrees to use its best efforts promptly to accomplish the foregoing.

         Section 5.10. Opinion of Counsel. GEI and the Stockholders shall have delivered to CXI and Merger Sub an opinion, dated the Closing Date and in form reasonably acceptable to CXI, from Hills & Stern, outside counsel for GEI and the Stockholders (or such other counsel reasonably acceptable to CXI), as to the matters that have been agreed with counsel for CXI as of the date hereof.

         Section 5.11. Escrow Agreement. Escrow Agent shall have executed and delivered the Escrow Agreement.


                                   ARTICLE VI

              CONDITIONS TO OBLIGATIONS OF GEI AND THE STOCKHOLDERS
              -----------------------------------------------------

         The obligations of GEI and the Stockholders to consummate the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         Section 6.1. Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of CXI and Merger Sub contained in this Merger Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. CXI and Merger Sub shall have performed and complied in all material respects with all of their obligations required by this Merger Agreement to be performed or complied with at or prior to the Closing Date. Each of CXI and Merger Sub shall have delivered to GEI a certificate, dated as of the Closing Date and signed by one of its senior officers, certifying that such representations and warranties were true and correct at and as of the date hereof, and are true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

         Section 6.2. Corporate Action. CXI and Merger Sub shall have taken all action necessary to effect the Merger and CXI shall have furnished GEI with certified copies of resolutions duly adopted by CXI's and Merger Sub's stockholders and directors, in form and substance satisfactory to counsel for GEI, in connection with the foregoing.

         Section 6.3. Corporate Certificates. CXI and Merger Sub shall have delivered to GEI (a) true, correct and complete copies of the certificate of incorporation and bylaws of CXI and Merger Sub as in effect immediately prior to the Closing and (b) a certificate of good standing of CXI and Merger Sub issued by the Department of State of the State of Delaware, in each case dated as of a reasonably recent date.

         Section 6.4. Opinion of Counsel. CXI and Merger Sub shall have delivered to the Stockholders an opinion, dated the Closing Date and in form reasonably acceptable to the Stockholders, from Sable, Pusateri, Rosen, Gordon & Adams, LLC, and/or Greenberg Traurig, counsel for CXI and Merger Sub, as to the matters that have been agreed with counsel for GEI and the Stockholders as of the date hereof.

         Section 6.5. No Material Adverse Changes or Destruction of Property. Between the date hereof and the Closing Date and except for the fact that CXI's auditors qualified CXI's financial statement for the period ending December 31, 1998, with a "going concern" limitation, (i) there shall have been no material adverse change in the condition, financial or otherwise, of CXI and the Subsidiaries, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of CXI and the Subsidiaries, and (iii) none of the properties and assets of CXI or the Subsidiaries shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, that may have a Material Adverse Effect; and there shall have been delivered to GEI a certificate to that effect, dated the Closing Date and signed on behalf of CXI by its President.

         Section 6.6. Registration Rights Agreement. CXI shall have executed and delivered the Registration Rights Agreement.

                                   ARTICLE VII

                              PRE-CLOSING COVENANTS
                              ---------------------

         Section 7.1. Best Efforts--GEI and Stockholders. GEI and the Stockholders will use their best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in
Article VI (including assisting CXI to obtain the Financing) to the obligation of CXI and Merger Sub to proceed with the Merger.

         Section 7.1.1. Without in any way intending to limit the generality of
Section 7.1 above, Mr. McFarlane and Mr. Traylor will use their individual best efforts and will expend a reasonable amount of their personal time to assist CXI in obtaining the Financing.

         Section 7.2. Conduct of Business pending the Closing. From and after the execution and delivery of this Merger Agreement and until the Closing Date, except as otherwise provided by the prior written consent of CXI:

                  Section 7.2.1. GEI and the Stockholders will cause GEI and its Subsidiaries to conduct its and their respective businesses and operations in the ordinary course of business consistent with past practices and GEI will use its best efforts to and will cause the Subsidiaries to use their best efforts to
(i) preserve its and their respective business organizations intact; (ii) keep available to GEI and the Subsidiaries the services of their officers, agents and distributors and, consistent with past practice, their employees; (iii) pursue all power generation and development projects exclusively through GEI; and (iv) preserve its and their relationships with landlords and, in a manner consistent with past practices, with customers, suppliers, lenders and others having dealings with them.

                  Section 7.2.2. GEI will and will cause its Subsidiaries to maintain all of its and their respective properties in good repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will, and will cause such Subsidiaries to maintain insurance of such types and in such amounts upon all of their respective properties and with respect to the conduct of their businesses as are in effect on the date of this Merger Agreement.

                  Section 7.2.3. GEI will not (i) authorize or issue any Capital Stock or grant any option, warrant, or other right to acquire same; (ii) declare or pay any dividend or make any distribution on or with respect to its Capital Stock or purchase or redeem any of its Capital Stock; (iii) pay any bonus that exceeds $10,000 as to any one employee or $20,000 as to all employees in the aggregate or increase the rate of compensation of any of its employees other than in the ordinary course of business consistent with past practice or enter into any employment agreement or amend any existing employment agreement; (iv) sell or transfer any of its assets other than in the ordinary course of business or grant any liens thereon; (v) make or obligate itself to make capital expenditures aggregating more than $5,000 in any period of 30 days or, in any case, for use other than in its business as currently conducted; (vi) make any payment in respect of its liabilities other than scheduled payments of principal and/or interest, as set forth on Schedule 3.5, or otherwise than in the ordinary course of business and as authorized by this Merger Agreement; (vii) incur any obligations or liabilities or enter into any transaction other than in the ordinary course of business consistent with past practice; (viii) amend its certificate of incorporation or bylaws; (ix) waive any right of value; (x) enter into any material amendment to any Lease or enter into any new lease of real property; (xi) incur any indebtedness (other than to trade creditors); (xii) permit the aggregate senior and subordinated debt (including current portions) of GEI and its Subsidiaries as of the Closing Date (the "DEBT") to exceed the aggregate amount of the Notes Payable reflected on the Schedule of accounts payable referred to in Section 3.5 hereof; (xiii) make or adopt any change in its accounting practice or policies; (xiv) make any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course during the period from the date hereof; or (xv) make any loan or advance other than advances to employees in the ordinary course of business that exceeds $1,000 in the aggregate as to all employees.

         Section 7.3. Access to Properties and Records. From and after the execution and delivery of this Merger Agreement, GEI will afford and will cause the Subsidiaries to afford to representatives of CXI access, during normal business hours and upon reasonable notice, to their respective premises sufficient to enable CXI to inspect the Assets or the operation of their businesses, and GEI will furnish to such representatives during such period all such information relating to the foregoing investigation as CXI may reasonably request; provided, however, that any furnishing of such information to CXI and any investigation by CXI, whether prior to or subsequent to the date hereof, shall not affect the right of CXI to rely on the representations and warranties made by GEI and the Stockholders in this Merger Agreement.

         Section 7.4. No Other Discussions. From the date hereof until October 31, 1999 (the "TERMINATION DATE"), GEI, the Stockholders and their respective affiliates, employees, agents or representatives, either alone or together, except as hereinafter provided, (i) will not initiate or encourage the initiation by others of discussions or negotiations with third parties or respond to (other than to decline interest in) solicitations by third parties relating to any merger, sale or other disposition of any substantial part of the Capital Stock or Assets of GEI, (ii) will immediately notify CXI if any third party attempts to initiate any such solicitation, discussion or negotiation with any of their affiliates, employees, agents or representatives, and (iii) will not enter into any agreement with respect thereto with any third party. Jeronimo Proceeds realized from the sell down of any of GEI's existing power development projects in emerging foreign markets may not be used for distributions to any Stockholder except (i) in the ordinary course of business and (ii) in accordance with Section 7.2.3 (vi).

         Section 7.5. Retention of Capital Stock. Except for (i) transfer to the immediate family member of a Stockholder or (ii) transfer to an intervivos trust for the benefit of an immediate family member of a Stockholder, as authorized by GEI's Stockholders' Agreement, (the "PERMITTED TRANSFERS"), the Stockholders will not, prior to the Closing Date, sell, assign, transfer, pledge, encumber, suffer any Lien with respect thereto or otherwise dispose of any of GEI's Capital Stock (or any interest therein) nor grant any options or similar rights with respect to any of such Capital Stock. Provided, however, that, prior to the Closing, the transferees of any Permitted Transfer shall be prohibited from making any further transfer of the subject Capital Stock, except upon approval of the directors of the Surviving Corporation.

         Section 7.6. Best Efforts--CXI. CXI will use its best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article VI (including obtaining the Financing) to the obligation of GEI and the Stockholders to proceed with the Merger. All out-of-pocket expenses incurred by the Stockholders in connection with obtaining the Financing will be paid for and promptly reimbursed by CXI.

         Section 7.7. Approval of CXI Board of Directors. CXI promptly will submit this Merger Agreement and the Merger to its Board of Directors in accordance with applicable provisions of the DGCL. In the event that CXI's Board of Directors fails to approve this Merger Agreement and the Merger within a reasonable period of time, not to exceed thirty (30) days, following the execution and delivery of this Merger Agreement, then at the option of CXI or GEI, this Merger Agreement shall terminate whereupon no party hereto shall have any liability to any other party hereto. In the event that CXI's Board of Directors approves this Merger Agreement, CXI will promptly begin to prepare and will pursue diligently to completion a proxy statement for a meeting of its stockholders to be held as soon as is reasonably practicable following such approval for purposes of obtaining the approval of such stockholders of the Merger. At the meeting of CXI's stockholders CXI's Board of Directors shall recommend approval of the Merger Agreement and the Merger to the stockholders.

         Section 7.8. Additional Information. At any time prior to the Closing, CXI will provide GEI and the Stockholders the opportunity to ask questions of, and receive answers from CXI, and its officers concerning CXI and to make available to GEI and the Stockholders at its corporate headquarters during regular business hours such information reasonably requested by GEI or the Stockholders which concerns CXI.

         Section 7. 9. GEI Audits. At CXI's cost and expense, GEI has prepared audited financial statements for GEI's two most recent fiscal years.

         Section 7.10. Approval of GEI Stockholders. GEI will promptly submit this Merger Agreement and the Merger to the Stockholders and its directors in accordance with applicable provisions of the DGCL. In the event GEI's Stockholder or directors fail to approve this Merger Agreement and the Merger within a reasonable period of time, not to exceed thirty (30) days following the execution and delivery of this Merger Agreement, then at the option of CXI or GEI, this Merger Agreement will terminate whereupon no party hereto shall have any liability to any other party.

         Section 7.11. Termination. If, between the execution date of this Merger Agreement and October 31, 1999, in CXI's sole discretion, it becomes apparent that, despite CXI's best efforts, the Financing becomes impossible or impracticable, CXI may terminate this Merger Agreement.

         Section 7.12. Conversion of GEI Warrants and Options. On or before the Closing Date, the GEI Warrant Holders shall exercise their warrants or their options, all of which are shown on Schedule 3.3 hereof. In the case of The Thornton Group it shall pay for its GEI shares or in the case of Messrs. Mayer and Heller, they shall convert their debt into shares of common stock of GEI, whereupon such common stock will be converted into its allocable share of CXI Common Stock in accordance with Section 2.9 hereof.


                                  ARTICLE VIII

                             POST-CLOSING COVENANTS
                             ----------------------

         Section 8.1. Execution of Further Documents. From and after the Closing, upon the reasonable request of CXI, GEI and the Stockholders shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be requested to convey and transfer to and vest in CXI and protect its right, title and interest in all of the GEI Capital Stock and its Assets, and as may be required or otherwise appropriate to carry out the Merger.

         Section 8.2. Management of CXI, GEI and Affiliated Entities. Following the Closing, CXI will (i) adopt a resolution to expand the number of directors on its Board of Directors to nine (9) in total and Mr. McFarlane and Mr. Traylor will be elected to CXI's Board of Directors, (ii) form a nominating committee to make recommendations for the united companies' boards of directors, (iii) elect Mr. McFarlane as Chairman of the Board and Chief Executive Officer of CXI, and
(iv) elect Mr. Traylor as Vice-Chairman of CXI and President of the Surviving Corporation.

         Section 8.3. GEI Business Plan. Following the Closing, GEI will limit its business to development of power generation projects in emerging foreign markets. GEI's business plans relating to, inter alia, (i) the acquisition and/or management of domestic nuclear power plants, (ii) the purchase of fuel stock for conversion to commercial sale and use; (iii) funding for gas-turbine high temperature gas-cooled reactor and (iv) the business expressed by the hypothetical company "NUGENCO", shall be pursued and commercialized through CXI's anticipated subsidiary, Commodore Global Energy, LLC. or another CXI subsidiary. GEI will take all steps reasonably necessary to transfer any rights that it has to pursue and commercialize the aforementioned businesses to CXI or its subsidiaries.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

        Section 9.1. Agreement by the Stockholders to Indemnify. The Stockholders, in proportion to their ownership of GEI severally shall, subject to the terms and conditions of this Article IX, indemnify and hold CXI harmless in respect of the aggregate of all Indemnifiable Damages CXI.

         Section 9.1.1. Definition of "Indemnifiable Damages." "INDEMNIFIABLE DAMAGES" when used with reference to CXI means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by GEI or CXI net of any economic benefit to the extent (i) resulting from any breach of a representation or warranty (whether or not so captioned) of the Stockholders in or pursuant to Article III or elsewhere herein; (ii) resulting from any breach of the covenants or agreements (whether or not so captioned) of GEI or the Stockholders in this Merger Agreement; or
(iii) resulting from any inaccuracy in any certificate delivered pursuant to
Section 5.2.

         Section 9.1.2. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, CXI shall have the right to be put in the same after-tax financial position as they would have been in had each of the representations and warranties of GEI and the Stockholders been true and complete and had each of the covenants of GEI and the Stockholders been performed in full.

         Section 9.1.3. Each of the representations and warranties made by GEI or the Stockholders in this Merger Agreement or pursuant hereto shall survive for a period of 24 months after the Closing Date, notwithstanding any investigation at any time made by or on behalf of CXI, and upon the expiration of such 24 month period such representations and warranties shall expire except as follows: (i) the representations and warranties of GEI and the Stockholders contained in Sections 3.6 and 3.21 shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of GEI and the Stockholders contained in Sections 3.18, 3.19 and 3.28 shall expire at the time the latest period of limitations expires for the enforcement by an applicable governmental authority of any remedy with respect to which the particular representation or warranty relates; and (iii) the representations and warranties of GEI and the Stockholders contained in Sections 3.1, 3.2, 3.3 and
3.8.1 shall not expire, but shall continue indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by the Surviving Corporation or CXI against the Stockholders or their successors in interest after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted in writing within the applicable period shall not thereafter be barred.

         Section 9.1.4. Notwithstanding the foregoing, CXI shall not be entitled to recover Indemnifiable Damages arising out of breaches of representations or warranties, other than Indemnifiable Damages resulting from a breach of the representations and warranties in Sections 3.1, 3.2, and 3.3 ("DEDUCTIBLE EXEMPT DAMAGES"), unless the aggregate of Indemnifiable Damages other than Deductible Exempt Damages ("DEDUCTIBLE SUBJECT DAMAGES") exceeds $25,000 but GEI and CXI shall be entitled to recover all Deductible Subject Damages if and at such time as the aggregate Deductible Subject Damages exceed $25,000. The rights of GEI and CXI to recover Deductible Exempt Damages shall not be affected by the preceding sentence.

         Section 9.1.5. The Stockholders shall have the responsibility for, and the right to control at the Stockholders' expense, the audit (and disposition thereof ) of any tax return relating to periods ended on or prior to the Closing Date and to participate in and approve the disposition of the audit of any tax return relating to the periods ended after the Closing Date if such audit or disposition thereof could give rise to a claim for indemnification hereunder. CXI shall have the right, directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any taxing authority relating to periods ending on or prior to the Closing Date and to approve the disposition of any audit adjustment with respect to such periods if such disposition will result in an increase in the federal tax liability of CXI, GEI or any Subsidiary for any period beginning after the Closing Date.

        Section 9.2. Agreement by CXI to Indemnify. CXI shall indemnify and hold harmless the Stockholders in respect of all Losses of the Stockholders. For this purpose, "LOSSES OF THE STOCKHOLDERS" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Stockholders, (i) resulting from any breach of a representation or warranty (whether or not so captioned) of CXI contained in Article IV or elsewhere herein; (ii) resulting from any default in the performance of any of the covenants or agreements (whether or not so captioned) of CXI in this Merger Agreement; or (iii) resulting from any inaccuracy in any certificate delivered pursuant to Section 6.1.

         Section 9.2.1. Definition of "Indemnifiable Damages." "INDEMNIFIABLE DAMAGES" when used with reference to the Stockholders means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by Stockholders net of any economic benefit to the extent (i) resulting from any breach of a representation or warranty (whether or not so captioned) of CXI or Merger Sub in or pursuant to Article IV or elsewhere herein; (ii) resulting from any breach of the covenants or agreements (whether or not so captioned) of CXI or Merger Sub in this Merger Agreement; or (iii) resulting from any inaccuracy in any certificate delivered pursuant to Section 6.1.

         Section 9.2.2. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Stockholders shall have the right to be put in the same after-tax financial position as they would have been in had each of the representations and warranties of CXI been true and complete and had each of the covenants of CXI been performed in full.

         Section 9.2.3. Each of the representations and warranties made by CXI in this Merger Agreement or pursuant hereto shall survive for a period of 24months after the Closing Date, notwithstanding any investigation at any time made by or on behalf of Stockholders, and upon the expiration of such 24 month period such representations and warranties shall expire except as follows: (i) the representations and warranties of CXI contained in Sections 4.6 and 4.21 shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of CXI contained in Sections 4.18, 4.19 and 4.28 shall expire at the time the latest period of limitations expires for the enforcement by an applicable governmental authority of any remedy with respect to which the particular representation or warranty relates; and (iii) the representations and warranties of CXI contained in Sections 4.1, 4.2, 4.3 and
3.8.1 shall not expire, but shall continue indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by Stockholders against CXI, the Surviving Corporation or their successors in interest after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted in writing within the applicable period shall not thereafter be barred.


                                    ARTICLE X

                                   TERMINATION
                                   -----------

         Section 10.1. Termination.

                  Section 10.1.1. Anything to the contrary herein notwithstanding, this Merger Agreement may be terminated and the Merger may be abandoned:

                  (a) by the mutual written consent of GEI, the Stockholders, CXI and Merger Sub at any time prior to the Closing Date;

                  (b) by CXI or GEI at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or any other transaction contemplated hereby, or which might affect the right of GEI to conduct its business following the Closing, or if the Merger will violate any rule of the American Stock Exchange, and which, in the reasonable judgment of CXI or GEI, makes it inadvisable to proceed with the Merger;

                  (c) by CXI in the event of the material breach by GEI or the Stockholders of any provision of this Merger Agreement, or by GEI in the event of the material breach by CXI of any provision of this Merger Agreement, which breach in either case is not remedied by the breaching party within 30 days after receipt of notice thereof from the terminating party; or

                  (d) by CXI if its stockholders fail to approve the Merger; or

                  (e) by CXI if the SEC or American Stock Exchange communicates to CXI that completion of the Merger would violate one or more federal securities laws or statutes or one or more rules and/or regulations promulgated by the SEC or the American Stock Exchange.

                           If this Merger Agreement is terminated pursuant to
clause (a) or (b) of this Section 10.1.1, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Merger Agreement. Any termination of this Merger Agreement pursuant to clause (c) of this paragraph
10.1.1 shall be without prejudice to any other rights or remedies of the respective parties. If this Merger Agreement is terminated pursuant to clause
(d) of this Section 10.1.1, CXI shall promptly pay to GEI the sum of Fifty Thousand Dollars ($50,000) and shall grant to GEI warrants ("BREAK-UP WARRANTS") to acquire up to Five Hundred Thousand (500,000) shares of CXI Common Stock at an exercise price equal to One Hundred Ten Percent (110%) of the closing price for CXI Common Stock on the date of the stockholder vote to approve the Merger. The Break-up Warrants shall expire on the second anniversary of their issuance. The Break-up Warrants or a corresponding registration rights agreement shall (i) provide that as soon as practicable following receipt by CXI of its audited financial statements for the fiscal year in which the Merger Agreement is terminated pursuant to clause (d) of this Section 10.1.1, CXI shall register on a short form registration statement under the Securities Act of 1933, as amended, Five Hundred Thousand (500,000) shares of CXI Common Stock issuable to GEI pursuant to the Break-up Warrants and (ii) shall contain such other terms and conditions as are customary included in warrants and corresponding registration rights agreements of this type.

                  Section 10.1.2. The risk of any loss to GEI's Assets and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of GEI and the Stockholders until the completion of the Closing. If any material part of such Assets shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, GEI and the Stockholders shall so notify CXI and CXI shall have the right and option:

                  (a) to terminate this Merger Agreement, without liability to any party thereto; or

                  (b) to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by GEI or the Stockholders of any representation, warranty or covenant in this Merger Agreement, and CXI and GEI shall be entitled to receive and retain the insurance proceeds arising from such casualty.

                  Section 10.1.3. This Merger Agreement may be terminated by CXI or by GEI and the Stockholders upon written notice to all other parties hereto, without liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any party to this Merger Agreement, if the Closing does not occur as a result of the inability of CXI to obtain the Financing.


                                   ARTICLE XI

                                   MISCELLANY
                                   ----------

         Section 11.1. Amendment and Modification. The parties hereto may amend, modify and supplement this Merger Agreement in such manner as may be agreed upon by them in writing.

         Section 11.2. Investment Representations. Each party hereto expressly represents and warrants to all other parties hereto that (a) before executing this Merger Agreement, said party has fully informed itself or himself of the terms, contents, conditions and effects of this Merger Agreement; (b) said party has relied solely and completely upon its or his own judgment in executing this Merger Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Merger Agreement; (d) said party has acted voluntarily and of its or his own free will in executing this Merger Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Merger Agreement; and (f) this Merger Agreement is the result of arm's-length negotiations conducted by and among the parties and their counsel.

         Section 11.3. Binding Effect. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 11.4. Entire Agreement. This Merger Agreement, including the exhibits and schedules, contains the entire agreement of the parties hereto with respect to the Merger, and supersedes all prior understandings and agreements (oral or written), including without limitation the Prior Agreement, of the parties with respect to the subject matter hereof. The parties expressly represent and warrant that in entering into this Merger Agreement they are not relying on any prior representations made by any other party concerning the terms, conditions or effects of this Merger Agreement which terms, conditions or effects are not expressly set forth herein. Any reference herein to this Merger Agreement shall be deemed to include the schedules and exhibits.

         Section 11.5. Interpretation. When a reference is made in this Merger Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be to an article, section, paragraph, clause, schedule or exhibit of this Merger Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement or the schedules or exhibits. References to pronouns shall be deemed to include the masculine, feminine and neuter versions thereof. Time shall be of the essence in this Merger Agreement.

         Section 11.6. Execution in Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         Section 11.7. Notices. Any notice, consent, approval, request, acknowledgment, other communications or information to be given or made hereunder to any of the parties by any other party shall be in writing and delivered personally or sent by express delivery service or certified mail, postage prepaid, as follows:

If to GEI or the Stockholders, addressed to:

Global Energy Investors, Inc.
2121 K Street, N.W.
Suite 830
Washington, D.C.  20037
Attn:  Robert C. McFarlane and Robert Traylor
Telephone No.: 202-223-2073
Facsimile No.: 202-457-0602

         with a copy to:

Samuel A. Stern
1200 19th Street NW, Suite 201
Washington, DC 20036
Tel: 202-822-1638
Fax: 202-822-1622

If to CXI, addressed to:

Commodore Applied Technologies, Inc.
150 East 58th Street
34th Floor
New York, NY  10155
Attention:  James M. DeAngelis
Telephone No.: 212-308-5800
Facsimile No.: 212-753-0731


with a copy to:

Gregg M. Rosen
Sable, Pusateri, Rosen, Gordon & Adams, LLC
Seventh Floor, Frick Building
Pittsburgh, Pennsylvania  15219-6003
Telephone No.: 412-471-4996
Facsimile No.: 412-281-2859


Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by express delivery service or certified mail shall be deemed to have been given on the date it is received.

         Section 11.8. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

         Section 11.9. Confidentiality; Publicity. Without the prior written consent of CXI, which consent will not be unreasonably withheld, GEI and the Stockholders will not, prior to the Closing Date, disclose the existence of or any term or condition of this Merger Agreement to any person or entity, except that such disclosure may be made to any lender to or other person in a business relationship with GEI to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the Merger that are set forth in this Merger Agreement. No press release or other public announcement related to this Merger Agreement or the Merger will be issued by GEI or any of its affiliates without the prior approval of CXI. No press release or other public announcement related to this Merger Agreement or the Merger will be issued by CXI without the prior approval of GEI and the Stockholders, except that CXI may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing Merger Agreement with a securities exchange (in which case CXI will consult with GEI and the Stockholders prior to making such disclosure).

         Section 11.10. Severability. If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger and related transactions are fulfilled to the greatest extent possible.

         Section 11.11. Assignment. Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior consent of the other parties.

         Section 11.12. No Third-Party Beneficiaries. This Merger Agreement shall inure to the benefit of, be binding upon and be enforceable by and against, the parties hereto and their respective successors, heirs, personal representatives and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person any legal or equitable rights hereunder.



                       [SIGNATURE LINES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have caused this Merger Agreement to be duly executed as of the day and year first above written.


                                    COMMODORE APPLIED TECHNOLOGIES, INC.



                                    BY: /s/ PAUL E. HANNESSON
                                        --------------------------------
                                        OFFICER


                                    COMMODORE GLOBAL ENERGY, INC.



                                    BY: /s/ PAUL E. HANNESSON
                                        --------------------------------
                                        OFFICER


                                    GLOBAL ENERGY INVESTORS, INC.



                                        BY: /s/ ROBERT C. MCFARLANE
                                            ------------------------------
                                            ROBERT C. MCFARLANE, PRESIDENT




                                             /s/ ROBERT C. MCFARLANE
                                             -----------------------------
                                             ROBERT C. MCFARLANE,
                                             INDIVIDUALLY



                                             /s/ ROBERT C. TRAYLOR
                                             -----------------------------
                                             ROBERT C. TRAYLOR,
                                             INDIVIDUALLY



                                             /s/ SAMUEL E. STERN
                                             ------------------------------
                                             SAMUEL A. STERN,
                                             INDIVIDUALLY

                                                 /s/ DAVID C. O'KEEFE
                                                 ---------------------------
                                                 DAVID C. O'KEEFE,
                                                 INDIVIDUALLY


                                             THE THORNTON GROUP, LLC



                                             BY: /s/ WILHELM KOOKER
                                                 ---------------------------



                                             HILLS ENTERPRISES, LTD.



                                             BY: /s/ SAMUEL E. STERN
                                                 ---------------------------



                                                 /s/ J. RODERICK HELLER, III
                                                 ---------------------------
                                                 J. RODERICK HELLER, III



                                                 /s/ WILLIAM E. MAYER
                                                 ---------------------------
                                                 WILLIAM E. MAYER

Exhibit                                                                                     Designation
-------                                                                                     -----------
Escrow Agreement                                                                                 A

Registration Rights Agreement                                                                    B



Schedule                                                                                    Designation
--------                                                                                    -----------
Merger Consideration                                                                             2.9
                                                    GEI Schedules
                                                    -------------
GEI Subsidiaries                                                                                 3.1.1

Foreign Qualifications                                                                           3.1.2

Capital Structure and Ownership of Stock (GEI)                                                   3.3

Notes Payable and Liabilities                                                                    3.5

Tax Returns (GEI and Subs)                                                                       3.6

Owned Properties                                                                                 3.7.1

Leasehold Premises                                                                               3.7.2

Exceptions to Good Repair                                                                        3.7.4

Permits                                                                                          3.11

Material Contracts                                                                               3.13.1

Insurance                                                                                        3.13.2

Litigation                                                                                       3.14

Proscribed Activities                                                                            3.17

Compliance with Laws                                                                             3.18

Environmental Notices                                                                            3.19.3

Environmental Audits                                                                             3.19.6

Collective Bargaining Agreements                                                                 3.20

Employee Benefit Plans                                                                           3.21.1

Severance Obligations                                                                            3.21.7

Brokers                                                                                          3.23

Intellectual Property                                                                            3.24

Principal Place of Business                                                                      3.25

Trade Names                                                                                      3.26

                                                    CXI Schedules
                                                    -------------
Capital Structure and Ownership of Stock                                                         4.3

Liabilities                                                                                      4.5

Tax Returns                                                                                      4.6

Owned Properties                                                                                 4.7.1

Exceptions to Good Repair                                                                        4.7.3

Licenses and Permits                                                                             4.11

Insurance                                                                                        4.13.2

Litigation                                                                                       4.14

Proscribed Activities                                                                            4.17

Compliance with Laws                                                                             4.18

Environmental Notices                                                                            4.19.3

Environmental Audits                                                                             4.19.6

Collective Bargaining Agreements                                                                 4.20

Employee Benefit Plans                                                                           4.21.1

Severance Obligations                                                                            4.21.7

Brokers                                                                                          4.23

Principal Place of Business                                                                      4.25

Trade Names                                                                                      4.26

                       SCHEDULE 2.9. MERGER CONSIDERATION
                       ----------------------------------

                       INITIAL MERGER      ESCROW MERGER
GEI STOCKHOLDER        CONSIDERATION       CONSIDERATION      TOTAL
---------------        -------------       -------------      -----

Mr. McFarlane             3,472,178        1,350,292        4,822,470
Mr. Traylor               2,840,873        1,104,784        3,945,657
The Thornton Group        1,261,869          490,727        1,752,595
Mr. Stern                   696,901          271,017          967,918
Mr. O'Keefe                 243,977           94,880          338,857
Hills Enterprises           124,200           48,300          172,500
Mr. Heller                  180,001           70,000          250,001
Mr. Mayer                   180,001           70,000          250,001

  TOTAL  9,000,000 CXI Shares   3,500,000 CXI Shares   12,500,000 CXI Shares





                                 SCHEDULE 3.1.1
                                 --------------

                                GEI SUBSIDIARIES
                                ----------------

SJ Investors Participacoes LTDA.            60% ownership




                                 SCHEDULE 3.1.2

                             FOREIGN QUALIFICATIONS



GEI is qualified to transact business in:

(i)      Delaware

(ii)     District of Columbia

SJ Investors is qualified to transact business in Brazil.

                                  SCHEDULE 3.3


                  GEI CAPITAL STRUCTURE AND OWNERSHIP OF STOCK

                                  OUTSTANDING SHARES           PERCENTAGE
                                  ------------------           ----------
Robert C. McFarlane               1100                            41.93
Robert C. Traylor                  900                            31.31
The Thornton Group                 285.716                        10.89
Samuel A. Stern                    220.781                         8.42
David C. O'Keefe                    77.293                         2.95
Hills Enterprises                   39.347                          1.5
Total                             2623.137                          100%



                                    WARRANTS

In consideration of payment by William Mayer of $5,000 on October 22, 1998 GEI grants to the holder the right, exercisable up to 3 years, 2001, to purchase up to that number of shares of the Company's common stock as equals 2% of the total number of such shares outstanding immediately after exercise of the right. The exercise price shall be at the rate of $47,500 per 1% of such shares.

In consideration of payment by Jay Roderick Heller, III of $5,000 on October 22, 1998 GEI grants to the holder the right, exercisable up to 3 years, 2001, to purchase up to that number of common stock of the Company's shares as equals 2% of the total number of such shares outstanding immediately after exercise of the right. The exercise price shall be at the rate of $47,500 per 1% of such shares.


                                     OPTIONS

The Thornton Group

The Thornton Group has the option, exercisable by written notice and payment of $50,000 for each one percent of GEI's common stock purchased by December 31, 1999, to purchase common stock of the Company representing four percent of the company's Common Stock.

I.

                                  SCHEDULE 3.5

                          NOTES PAYABLE AND LIABILITIES


                            GEI NOTE PAYABLES

-----------------------------------------------------------------------------
                              ORIGINAL          DATE              INTEREST
    NOTE HOLDER               PRINCIPAL       INCURRED          ACCRUED (12%)
    -----------               ---------       --------          -------------
Heller, J. Roderick          $ 95,000.00      10/30/98            $10,450.00
Mayer, William               $ 95,000.00      10/30/98            $10,450.00
McFarlane, Robert            $ 45,000.00      12/22/98            $ 4,230.00
Traylor, Robert              $ 35,000.00      12/22/98            $ 3,290.00
Traylor, Robert              $  5,000.00      03/16/99            $   330.00
Traylor, Robert              $ 15,000.00      02/25/99            $ 1,085.00
Traylor, Robert              $ 20,000.00      12/30/98            $ 1,800.00
Traylor, Robert              $ 10,000.00      01/20/99            $   843.33
                             ===========                          ==========
                             $320,000.00                          $32,478.33
                             ===========                          ==========


(i)   Robert Kelley                     In consideration for services    $10,000
                                        rendered at successful financial
                                        close of Sao Jeronimo.


(ii)  Songbin System International      Contingent liabilities in accordance
                                        with Consultant Agreement dated
                                        March 18, 1998.


(iii) Loans and other agreements referred to on Schedule 3.13.1.

(iv) Contingent Professional Fees due to Samuel A. Stern, Esquire and/or Hills and Stern in an amount not to exceed approximately $137,000.

Contingency Payments to Sam Stern                        Contingency Payments to Sam Stern
  SAM STERN ACCOUNTS PAYABLE                              HILLS AND STERN ACCOUNTS PAYABLE
                 Date      Legal Fees                      Date      Legal Fees
                 Dec-97    $ 15,600.00                     Mar-99    $12,862.50
                 Jan-98    $ 12,862.50                     Apr-99    $12,412.50
                 Feb-98    $ 12,075.00                     Jun-99    $16,987.50
                 Mar-98    $  1,650.00                     Jun-99    $ 8,887.50
                 Apr-98    $ 12,225.00                     Jun-99    $11,662.50
                           ===========
                  TOTAL    $ 54,412.50                     Aug-99    $ 9,637.50
                           ===========
                                                           Aug-99    $ 1,387.50
                                                           Sep-99    $ 9,112.50
  ---------------------------------                                  ==========
  MAXIMUM LIABILITY     $137,362.50                        TOTAL     $82,950.00
                                                                     ==========

  MINIMUM LIABILITY     $         0
  ---------------------------------



                                  SCHEDULE 3.6

                                   TAX RETURNS

No GEI tax returns have been closed by applicable statute. There are no open, outstanding agreements or waivers with IRS or any state or local governments with respect to any GEI tax return.




                                 SCHEDULE 3.7.1

                                OWNED PROPERTIES

None.

                                 SCHEDULE 3.7.2

                               LEASEHOLD PREMISES


Office Lease dated February 19, 1996 for:

2121 K Street, NW
Suite 830
Washington, DC 20037




                                 SCHEDULE 3.7.4

                                   EXCEPTIONS

None.





                                  SCHEDULE 3.11

                                     PERMITS

None.

                                 SCHEDULE 3.13.1

                               MATERIAL CONTRACTS

           (LOANS, LEASES, EMPLOYMENT CONTRACTS, SUBSIDIARY DIRECTORS,
                         BANKS AND POWERS OF ATTORNEY)

i        See attached letters from Conoco Global Power dated 10/97 and 2/98.

ii       None.

iii      None.

iv       None.

v        SJ Investors Participacoes LTDA.

vi       Riggs National Bank of Washington, DC
         800 17th Street, NW
         Washington, SC 20073-0114
         Checking account: 17-218-188
         Money market account: 17-218-196
         Authorized Signatures: Robert C. McFarlane, Robert C. Traylor and Donna M. Lauer

vii      Powers of Attorney to Mr. Pedro Ribeiro- See Schedule 3.13.1

viii     None

ix       MOUs - See Schedule 3.13.1


                                 SCHEDULE 3.13.1

                             CONTRACTUAL COMMITMENTS

Riggs National Bank of Washington, DC
800 17th Street, NW
Washington, DC  20006

                                  MOUS AND LOIS


January 7, 1999 letter agreement between GEI and Samuel A. Stern

March 18, 1998 Consultant Agreement between GEI and
Songbin Systems International - See Schedule 3.5

January 15, 1997 Equity Joint Venture Agreement by and among GEI and Shanxi Provincial Planning Committee, PRC, et al.

March 30 and 31, 1998 Joint Planning Memorandum by and between Shanxi Electric Power Company and GEI, et al.

Memorandum of Agreement re Meetings of September 25 and 26, 1997 between Shanxi Electric Power Company and GEI, et al.

Memorandum of Agreement of August 24 and 25, 1998 by and among leaders of Shanxi Province and GEI, et al.

Memorandum of Agreement of November 13 and 14, 1997 by and among the Chinese Project Team for the preparation phase of Zhangze-3-2-X 300 MW Power Project and GEI, et al.

January 8, 1998 Engagement Letter with Denton Hall.

June 2, 1998 Proposal and Agreement between GEI and Deutsche Morgan
Grenfell

October 26-30, 1998 Memorandum of Understanding by and between Shanxi Provincial Electric Power Company and GEI

January, 1999 Memorandum of Understanding between Shanxi Provincial Electric Power Company and GEI.

January, 1997 Memorandum of Understanding by and between Accord-Gentiga and GEI.

January 9, 1997 Letter Agreement by and among GEI, Robert Kelley, Esquire and Gary Hanchera

October 30, 1996 Memorandum of Understanding between Tri-Star Energy Company and GEI.

March 20, 1996 Memorandum of Understanding by and between GEI and
Partner Business Development

April 3, 1997 Memorandum of Understanding by and among Conpaniha Paranaense De Energia and GEI, et al. - Copel

July 1, 1998 Professional Services Agreement between Conpaniha Paranaense De Energia and GEI, et al. - Copel

Power of Attorney - Pedro Riberio (Cannot locate)

Tozzini Agreement (Cannot locate)

November 21, 1994 Articles of Incorporate for Asian Energy and Power Corporation of the Philippines.

April 16, 1999 Memorandum of Understanding between Alarko-Altek and GEI.

May 3, 1999 Letter Agreement between GEI and Robert Kelley, Esquire



                                  SCHEDULE 3.14

                                   LITIGATION

None.

                                  SCHEDULE 3.17

                              PROSCRIBED ACTIVITIES

None.


                                 SCHEDULE 3.19.3

                              ENVIRONMENTAL NOTICES

None.


                                 SCHEDULE 3.19.6

                              ENVIRONMENTAL AUDITS


None.

                                  SCHEDULE 3.20

                        COLLECTIVE BARGAINING AGREEMENTS

None.


                                  SCHEDULE 3.21

                             EMPLOYEE BENEFIT PLANS

Health Care Plan         Blue Cross Blue Shield Capital Care, full coverage
                         including medical, drug, dental and vision.


                                 SCHEDULE 3.21.7

                              SEVERANCE OBLIGATIONS


None.



                                  SCHEDULE 3.23

                             BROKERS AND COMMISSIONS

II.      Robert K. Kelley, Esquire                                      $10,000

                                  SCHEDULE 3.24

                              INTELLECTUAL PROPERTY

GEI logo




                                  SCHEDULE 3.25

                               BUSINESS LOCATIONS

2121 K Street, NW
Suite 830
Washington, DC  20037




                                  SCHEDULE 3.26

                                   TRADE NAMES

None.

                                  SCHEDULE 4.3
                              CXI CAPITAL STRUCTURE

-----------------------------------------------------  --------------------------------  ---------------- -----------------
                                                                  NUMBER OF                 EXERCISE         EXPIRATION
                       OWNER                                    COMMON SHARES                 PRICE             DATE
-----------------------------------------------------  --------------------------------  ---------------- -----------------


-----------------------------------------------------
                    COMMON STOCK
-----------------------------------------------------
Commodore Environmental Services, Inc.                                       9,599,098
Various                                                                      5,750,000
Various                                                                        900,000
Dimensional Fund Advisors/Capello                                              700,000
EDJ Limited                                                                     42,393
Porter Partners, L.P.                                                          296,752
Okemo Partners Limited                                                         444,202
AIG                                                                          1,429,891
Milton                                                                         899,790
ELARA                                                                          906,182
COES private placement of CAT stock                                          1,381,692
Various - Preferred A conversions                                              753,200
Dimensional Fund Advisors/Capello-Reprice                                      599,063
                                                       --------------------------------
           TOTAL OUTSTANDING COMMON STOCK                                   23,702,263
                                                       ================================


-----------------------------------------------------
         COMMON STOCK WARRANTS (NEW SHARES)
-----------------------------------------------------
Various                                                                      5,750,000              8.40        06/28/2001
Commodore Environmental Services, Inc.                                       7,500,000             10.00        12/01/2003
National Securities Corp Representatives                                       500,000              7.20        08/01/2001
National Securities Corp Representatives                                       500,000             13.86        08/01/2001
Pacific Continental Securities Corp.                                            19,407              5.80        08/31/2002
Cappello Capital Corp.                                                          60,000              3.68        09/30/2002
Commodore Environmental Services, Inc.                                       1,000,000              5.03        08/31/2002
Vista Quest                                                                     60,000              5.00        11/01/2000
Vista Quest                                                                     40,000              1.81        02/28/2004
Commodore Environmental Services, Inc.                                         514,000              4.50        03/31/2003
Commodore Environmental Services, Inc.                                       1,500,000              1.50        02/09/2004
                                                       ================================
    TOTAL NEW SHARES COMMON STOCK FROM WARRANTS                             17,443,407
                                                       ================================


-----------------------------------------------------
  CONVERTIBLE PREFERRED STOCK (NEW SHARES OF CAT)
-----------------------------------------------------
Commodore Environmental Services, Inc.                                       2,987,000
Commodore Environmental Services, Inc.                                       1,358,533
Commodore Environmental Services, Inc.                                       2,913,000
                                                       ================================
    TOTAL NEW SHARES COMMON STOCK FROM PREFERRED                             7,258,533
                                                       ================================

                                 SCHEDULE 4.7.3

                            EXCEPTIONS TO GOOD REPAIR

None.



                                  SCHEDULE 4.11

                              LICENSES AND PERMITS


None.


                                 SCHEDULE 4.13.2

                                    INSURANCE


CXI maintains directors and officers liability insurance with a coverage amount of $10 million. Neither CXI nor any Subsidiary has received any notification from any insurer, agent or broker denying or disputing any claim or denying or disputing any coverage.

                                  SCHEDULE 4.14

                                   LITIGATION

None.

                                  SCHEDULE 4.17

                              PROSCRIBED ACTIVITIES


None.

                                  SCHEDULE 4.18

                              COMPLIANCE WITH LAWS

None.

                                 SCHEDULE 4.19.3

                              ENVIRONMENTAL NOTICES

None.

                                 SCHEDULE 4.19.6

                              ENVIRONMENTAL AUDITS


I.       Audit of Marengo, Ohio facilities proposal dated August 25, 1995.



                                  SCHEDULE 4.20

                        COLLECTIVE BARGAINING AGREEMENTS


None.



                                 SCHEDULE 4.21.1

                           CXI EMPLOYEE BENEFIT PLANS


o COMPREHENSIVE MEDICAL AND DENTAL PLAN, with 2 option choices, includes prescription drug card. The plan is administered by Great-West Life Assurance Company

o VISION CARE COVERAGE, includes annual exam, allowance for frames and lenses, or contact lenses.

o LIFE INSURANCE, coverage is 1 x annual salary as gift insurance. Employees have the option of purchasing additional life at group price subject to limitations. This plan is primarily through UNUM Life, however $10,000 of the company provided coverage is through Great-West Life.

o SHORT AND LONG-TERM DISABILITY INSURANCE (SALARY PROTECTION), This is a company provided coverage, which pays 70% of salary, if an employee is disabled through illness or accident. The plan has a 5-day waiting period unless there is immediate hospitalization. Coverage converts to Long-Term Disability after 90 days. UNUM Life provides the plan

o 401(K) PLAN, The Company provides this plan through PaineWebber Trust offering a variety of investment options for employees' pre-tax contributions. All full-time regular employees are eligible after 90 days of employment. The company has the option to make a voluntary employer contribution each year based upon operational results and profitability.


o An employee handbook is available upon request, which describes other benefits such as paid time off, holidays, education assistance and professional membership plans.


                                 SCHEDULE 4.21.7

                              SEVERANCE OBLIGATIONS


         CXI has a severance obligation to Paul E. Hannesson, which is continually self-reducing as time progresses and moves toward the December 31, 1999. The severance obligation to Mr. Hannesson is fully set out in the minutes of the CXI Board of Directors dated December 15, 1998.


                                  SCHEDULE 4.23

                                     BROKERS


None.


                                  SCHEDULE 4.25

                           PRINCIPAL PLACE OF BUSINESS


CXI maintains its corporate offices at 150 East 58th Street, 34th Floor, New York, New York 10155.

CXI's operations are headquartered at 2340 Menaul Boulevard, N.E., Albuquerque, New Mexico 87107.

                                  SCHEDULE 4.6

                             CXI CLOSED TAX RETURNS


No CXI tax returns have been closed by applicable statute. There are no open, outstanding agreements or waivers with the IRS or any state or local governments with respect to any CXI tax return.



                                 SCHEDULE 4.7.1

                        CXI OWNED AND LEASED REAL ESTATE


Leasehold Premises
------------------

1. Commodore Applied Technologies, Inc., 150 East 58th Street, Suite 3400, New York, New York 10155.

2. Commodore Applied Technologies, Inc., 4500 Township Road 161, Marengo, OH 43334.

3. Commodore Advanced Sciences, Inc., 2340 Menaul Boulevard, N.E., Albuquerque, NM 87107.

4. Commodore Applied Technologies, Inc., 1420 N. Sam Houston Parkway East, Suite 190, Houston, TX 77032.

                                 SCHEDULE 4.21.1

                           CXI EMPLOYEE BENEFIT PLANS


o COMPREHENSIVE MEDICAL AND DENTAL PLAN, with 2 option choices, includes prescription drug card. The plan is administered by Great-West Life Assurance Company

o VISION CARE COVERAGE, includes annual exam, allowance for frames and lenses, or contact lenses.

o LIFE INSURANCE, coverage is 1 x annual salary as gift insurance. Employees have the option of purchasing additional life at group price subject to limitations. This plan is primarily through UNUM Life, however $10,000 of the company provided coverage is through Great-West Life.

o SHORT AND LONG-TERM DISABILITY INSURANCE (SALARY PROTECTION), This is a company provided coverage, which pays 70% of salary, if an employee is disabled through illness or accident. The plan has a 5-day waiting period unless there is immediate hospitalization. Coverage converts to Long-Term Disability after 90 days. UNUM Life provides the plan

o 401(K) PLAN, The Company provides this plan through PaineWebber Trust offering a variety of investment options for employees' pre-tax contributions. All full-time regular employees are eligible after 90 days of employment. The company has the option to make a voluntary employer contribution each year based upon operational results and profitability.


o An employee handbook is available upon request, which describes other benefits such as paid time off, holidays, education assistance and professional membership plans.

                                  SCHEDULE 4.26

                        NAMES OF CXI AND ITS SUBSIDIARIES

---------------------------------------------------------------------------------------------------------------
                                                                      STATE OR
         NAME OF DIRECT OR                                         JURISDICTION OF      PERCENTAGE OF
        INDIRECT SUBSIDIARY                                         INCORPORATION           OWNED
---------------------------------------------------------------------------------------------------------------
Commodore Solution Technologies, Inc.                                Delaware               100%

Commodore CFC Technologies, Inc.                                     Delaware               100%

CFC Technologies, Inc.                                               Ohio                   100%

Commodore Advanced
Sciences, Inc.*                                                      New Mexico             100%

A.S. Environmental, Inc.*                                            Delaware               100%

Commodore Remediation
Technologies, Inc.*                                                  Delaware               100%

Commodore Government
Environmental Technologies, Inc.*                                    Delaware               100%

Commodore Technologies, Inc.*

Sandpiper Properties, Inc.*                                          Ohio                   100%

Environmental Alternatives, Inc.*

Advanced Sciences Integrated
Mexico, S.A. de C.V.*                                                Mexico                 100%

Advanced Sciences Integradas S.A.*

CORT Technologies, Inc.*                                             Delaware               100%

Commodore Refrigerant
Technologies, Inc.                                                   Delaware               100%

Teledyne-Commodore LLC
---------------------------------------------------------------------------------------------------------------

*Wholly owned subsidiary of Commodore Solution Technologies, Inc.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                    EXHIBIT A


                                CUSTODY AGREEMENT



         Custody Agreement dated as of            by and among Commodore Applied
Technologies, Inc, a Delaware corporation ("CXI"), ROBERT C. McFARLANE, an individual resident of Washington, D.C. ("MR. MCFARLANE"), ROBERT C. TRAYLOR, an individual resident of LaJolla, California ("MR. Traylor"), SAMUEL A. STERN, an individual resident of Washington, D.C. ("MR. STERN"), J. RODERICK HELLER, III, an individual resident of Washington, D.C. ("MR. HELLER"), WILLIAM E. MAYER, an individual resident of New York City, New York ("MR. MAYER"), THE THORNTON GROUP, LLC, a New Jersey limited liability company which maintains its place of business in Arlington, Virginia ("THE THORNTON GROUP"), DAVID C. O'KEEFE, an individual resident of Washington, D.C. ("MR. O'KEEFE"), HILLS ENTERPRISES, LTD., a Delaware corporation ("HILLS ENTERPRISES") (Mr. McFarlane, Mr. Traylor, Mr. Stern, Mr. Heller, Mr. Mayer, The Thornton Group, Mr. O'Keefe and Hills Enterprises are sometimes collectively referred to herein as "DEPOSITORS" and individually as "DEPOSITOR") and The Chase Manhattan Bank, a New York State chartered bank, (hereinafter called the "CUSTODIAN").

                                   WITNESSETH

         WHEREAS, pursuant to Agreement and Plan of Merger (the "MERGER AGREEMENT") dated September ___, 1999 by and among CXI, Global Energy Investors, Inc., a Delaware corporation and successor-in-interest to Global Energy Investors, LLC, a Delaware limited liability company (collectively, "GEI"), Commodore Global Energy, Inc., a Delaware corporation and wholly owned subsidiary of CXI, and the Depositors, there is required to be deposited in custody certain securities to be held by the Custodian subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         The CXI and Depositors hereby appoint and designate the Custodian as custodian for the purposes set forth herein, and the Custodian does hereby accept such appointment under the terms and conditions set forth herein.

                                                                  Execution Copy



1.   ESTABLISHMENT OF CUSTODY FUND

          Simultaneous with the execution of this agreement, CXI is depositing with the Custodian 3,500,000 shares (the "ESCROWED SHARES") of common stock of CXI. Set forth on Schedule "II" attached hereto and incorporated herein by reference is information pertaining to the Escrowed Shares and identifying the certificate numbers, the number of shares represented by such certificates and the names of the Depositors in whose name such certificates are registered. The Custodian shall hold, subject to the terms and conditions hereof, such cash, securities and such investments and reinvestments as may be permitted pursuant to Section 2 hereof (which, together with the income from such investments, are hereinafter referred to as the "Custody Fund").

2.   INVESTMENT OF CUSTODY FUND

          During the term of this Custody Agreement, the Custody Fund shall be held in escrow by the Custodian pending written instructions in accordance with paragraph 3 hereto. Escrow Agent shall have no obligation to pay interest on or to invest or reinvest any Escrow Property deposited or received hereunder.

3.   DISPOSITION AND TERMINATION

          The Custodian shall deliver the Custody Fund or any part thereof upon, and pursuant to receipt of any of the following:

               (i) A certificate signed by CXI stating that (A) the Depositors are entitled to receive the Escrowed Shares as a result of the occurrence of the Triggering Event (as such term is defined in the Merger Agreement) and (B) CXI has provided notice of such occurrence by registered or certified mail, return receipt requested, to the Depositors; or


               (ii) A certificate signed by CXI stating that (A) CXI is entitled to receive the Escrowed Shares as a result of the failure to occur of the Triggering Event (as such term is defined in the Merger Agreement) and (B) CXI has provided notice of such failure by registered or certified mail, return receipt requested (or marked "refused" (or similarly marked) by the U.S. Post Office), to the Depositors; provided that Escrow Agent shall not deliver any Escrowed Shares to CXI pursuant to this clause (i) (X) until 30 days following the date on which the last of CXI's notices is received by the Depositors (or marked "refused" (or similarly marked) by the U.S. Post

                                                                  Execution Copy



                    Office) and (Y) if Escrow Agent and CXI receive a certificate from the Depositors during such 30 day period stating that CXI is not entitled to receive the Escrowed Shares and setting forth the basis for such statement; or


              (iii) A certificate signed jointly by CXI and the Depositors directing the release and disbursement of Escrowed Shares from the Escrow by delivery to each of the Depositors the certificate for such of the Escrowed Shares as are registered in the name of each such Stockholder as set forth on Schedule A hereto.

     Upon delivery by the Custodian, this Custody Agreement shall terminate, subject to the provisions of Paragraph 9 hereunder, which paragraph shall survive such termination.

4. The Custodian undertakes to perform only such duties as are expressly set forth herein.

5. The Custodian may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Custodian shall have no duty to solicit any payments which may be due it hereunder.

6. The Custodian shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Custodian's willful misconduct was the primary cause of any loss to CXI and/or the Depositors. In the administration of the Custody Fund hereunder, the Custodian may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it. The Custodian shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

7. The Custodian may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect. The Custodian shall have the right to withhold an amount equal to the amount due and owing to the Custodian, plus any costs and expenses the Custodian shall reasonably believe may be incurred by the Custodian in connection with the termination of the Custody Agreement.

                                                                  Execution Copy



8. CXI hereby agrees to (i) pay the Custodian upon execution of this agreement reasonable compensation for the services to be rendered hereunder, as described in Schedule I attached hereto, and (ii) pay or reimburse the Custodian upon request for all expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery modification and termination of this agreement. The parties hereby grant the Custodian a lien, right of set-off and security interest to the amount for the payment of any claim for compensation, expenses and amounts due hereunder.

9. Each of CXI and the Depositers severally, but not jointly and severally, shall indemnify, defend and save harmless the Custodian from all loss, liability or expense (including the fees and expenses of in house or outside counsel) caused by the individual indemnitor arising out of or in connection with (i) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Custodian, or (ii) its following any instructions or other directions from CXI or the Depositors, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Anything in this agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Custodian or the termination of this agreement.

10. The Depositors, shall provide the Custodian with their social security number or Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under this Custody Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

11. The duties and responsibilities of the Custodian hereunder shall be determined solely by the express provisions of this Custody Agreement and no other or further duties or responsibilities shall be implied. The Custodian shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this agreement.

                                                                  Execution Copy



12. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered mail, return receipt requested, as follows:

                           The Chase Manhattan Bank
                           Capital Markets Fiduciary Services
                           450 West 33rd Street
                           New York, NY 10001
                           Attention: Escrow Administration, 10th Floor


     If to the Depositors, addressed as follows:

     Global Energy Investors, Inc.
     2121 K Street, NW
     Suite 830
     Washington, D.C.  20037
     Attn:  Robert C. McFarlane and Robert Traylor
     Telephone No.: 202-223-2073
     Facsimile No.: 202-457-0602

     with a copy to:


     Samuel A. Stern
     1200 19th Street NW, Suite 201
     Washington, DC 20036
     Tel: 202-663-6101
     Fax: 202-663-6890

     If to CXI, addressed as follows:

     Commodore Applied Technologies, Inc.
     150 East 58th Street, 34th Floor
     New York, New York 10155
     Attention:  James M. DeAngelis
     Telephone No.: 212-308-5800
     Facsimile No.: 212-753-0731



     with a copy to:

     Gregg M. Rosen
     Sable Pusateri Rosen Gordon & Adams, LLC
     Seventh Floor, Frick Building
     Pittsburgh, Pennsylvania 15219-6003
     Telephone No.: 412-471-4996
     Facsimile No.: 412-281-2859

                                                                  Execution Copy



     or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Paragraph 12 shall be deemed to have been given as of the date so mailed except with respect to the Custodian as to which date shall be deemed to have been given on the date received by the Custodian. In the event that the Custodian, in its sole discretion, shall determine that an emergency exists, the Custodian may use such other means of communications as the Custodian deems advisable.

13(a)In the event funds transfer instructions are given (other than in writing at the time of execution of the agreement), whether in writing, by telecopier or otherwise, the Custodian is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Custodian may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Custodian. The parties to this agreement acknowledge that such security procedure is commercially reasonable.

(b) It is understood that the Custodian and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Custodian may apply any of the funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

14. The provisions of this Custody Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

15. Neither this Custody Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

16. This Custody Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

                                                                  Execution Copy



17. The Custodian shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

18. In the event that the Custodian shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

19. Any corporation into which the Custodian in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Custodian in its individual capacity may be transferred, shall be the Custodian under this Custody Agreement without further act.

20. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

21. Force Majeure. In the event that any party to this Agreement is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party is able to perform substantially that party's duties.

                                                                  Execution Copy



          IN WITNESS WHEREOF, the parties hereto have executed this Custody Agreement on the date and year first above written.



                                            THE CHASE MANHATTAN BANK


                                            By:
                                                --------------------------------


                                            COMMODORE APPLIED TECHNOLOGIES, INC.



                                                 By:
                                                     ---------------------------
                                                     Officer




                                                     ---------------------------
                                                     ROBERT C. MCFARLANE,
                                                     individually


                                                     ---------------------------
                                                     ROBERT C. TRAYLOR,
                                                     individually


                                                     ---------------------------
                                                     SAMUEL A. STERN,
                                                     individually


                                                     ---------------------------
                                                     DAVID C. O'KEEFE,
                                                     individually

                                                                  Execution Copy




                                            THE THORNTON GROUP, LLC



                                                 By:
                                                     ---------------------------



                                            HILLS ENTERPRISES, LTD.



                                                 By:
                                                     ---------------------------



                                                 -------------------------------
                                                 J. RODERICK HELLER, III


                                                 -------------------------------
                                                 WILLIAM E. MAYER

                                                                  Execution Copy



                                   SCHEDULE I
                                   ----------

15 basis points of the value of the collateral, valued on the date it is deposited into custody, per annum or any part thereof without proration for partial years, subject to a minimum of $7,500 per annum or any part thereof without proration for partial years, (includes investment in a Chase Manhattan Bank Money Market Account, Chase Manhattan Bank Deposit Account or The Chase Manhattan Bank Mutual Fund known as the Vista Fund).

$75 per investment (excludes Money Market, Deposit Account or Vista Fund investments).

                                                                  Execution Copy





                          SCHEDULE II. ESCROWED SHARES
                          ----------------------------


(1) Certificate number(s) ____________ in the name of Robert C. McFarlane representing 1,350,292 shares of CXI Common Stock.

(2) Certificate number(s) ____________ in the name of Robert C. Traylor representing 1,104,784 shares of CXI Common Stock.

(3) Certificate number(s) ____________ in the name of Samuel A. Stern representing 271,017 shares of CXI Common Stock.

(4) Certificate number(s) ____________ in the name of David C. O'Keefe representing 94,880 shares of CXI Common Stock.

(5) Certificate numbers(s) ____________ in the name of The Thornton Group, LLC representing 490,727 shares of CXI Common Stock.

(6) Certificate number(s) _____________ in the name of Hills Enterprises, Ltd. representing 48,300 shares of CXI Common Stock.

(7) Certificate number(s) _____________ in the name of J. Roderick Heller, III representing 70,000 shares of CXI Common Stock.

(8) Certificate number(s) _____________ in the name of William E. Mayer representing 70,000 shares of CXI Common Stock.

                                                                  Execution Copy



                                   SCHEDULE 2
                                   ----------



                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM SHARE TRANSFER INSTRUCTIONS
           -------------------------------       ---------------------


FOR DEPOSITORS:
---------------

     Robert C. McFarlane, Global Energy Investors, Inc.
     2121 K Street, N.W.
     Suite 830
     Washington, D.C.     20037
     Telephone No. 202/223-2073
     Facsimile No. 202/457-0602


FOR COMMODORE APPLIED TECHNOLOGIES, INC.:
-----------------------------------------

     James M. DeAngelis, Treasurer
     Commodore Applied Technologies, Inc.
     150 East 58th Street, Suite 3400
     New York, NY     10155
     Telephone No. 212/935-5400
     Facsimile No. 212/753-0731

                                    EXHIBIT B

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                           DATED: SEPTEMBER ____, 1999

         With reference to that certain Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT") by and among GLOBAL ENERGY INVESTORS, INC., a Delaware corporation and successor-in-interest to Global Energy Investors, LLC, a Delaware limited liability company (collectively, "GEI"), ROBERT C. McFARLANE, an individual resident of Washington, D.C. ("MR. MCFARLANE"), ROBERT C. TRAYLOR, an individual resident of LaJolla, California ("MR. TRAYLOR"), SAMUEL A. STERN, an individual resident of Washington, D.C. ("MR. STERN"), J. RODERICK HELLER, III, an individual resident of Washington, D.C. ("MR. HELLER"), WILLIAM E. MAYER, an individual resident of New York City, New York ("MR. MAYER"), THE THORNTON GROUP, LLC, a New Jersey limited liability company which maintains its place of business in Arlington, Virginia ( "THE THORNTON GROUP"), DAVID C. O'KEEFE, an individual resident of Washington, D.C. ("MR. O'KEEFE"), HILLS ENTERPRISES, LTD., a Delaware corporation ("HILLS ENTERPRISES") (Mr. McFarlane, Mr. Traylor, Mr. Stern, Mr. Heller, Mr. Mayer,
The Thornton Group, Mr. O'Keefe, Hills Enterprises, Mr. Heller and Mr. Mayer are sometimes collectively referred to herein as "STOCKHOLDERS" and individually as "STOCKHOLDER"), COMMODORE GLOBAL ENERGY, INC., a Delaware corporation ("MERGER SUB") and COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("CXI"), whereby GEI, the Stockholders, Commodore and Merger Sub have agreed that GEI will be merged with and into Merger Sub in exchange for shares of the Common Stock of CXI to be issued to the Stockholders, and in order to induce the Stockholders to enter into the Agreement and Plan of Merger, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. As soon as practicable following receipt by CXI of its audited financial statements for the fiscal year in which the Merger (as such term and all other defined terms used but not defined herein is defined in the Merger Agreement) occurs, CXI shall register on a short form registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), not less than Twelve Million Five Hundred Thousand (12,500,000) shares of CXI Common Stock issuable to the Stockholders pursuant to the Merger Agreement upon the Effective Time of the Merger. Such shares are referred to hereinafter as the "REGISTRABLE SECURITIES."

         2. Until a Registration Statement has become effective under the Securities Act with respect to any Registrable Securities, each certificate representing such Registrable Securities, and all certificates and instruments issued in transfer thereof, shall be endorsed with the following restrictive legend:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED, EXCEPT IF REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE BLUE SKY OR SECURITIES LAWS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE."

At such time as any Registrable Securities cease to be Registrable Securities pursuant to Section 1, CXI shall, upon the request of any Stockholder with respect to such securities, issue to such Stockholder a replacement certificate without such legend in exchange for any certificate bearing such legend.

         3. If any of a Stockholder's Registrable Securities are registered hereunder, CXI shall furnish to such Stockholder, at CXI's expense, such number of copies of the Registration Statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such Stockholder may reasonably request in order to facilitate the public offering of the Registrable Securities.

         4. If any of a Stockholder's Registrable Securities are registered hereunder, CXI shall promptly, at CXI's expense, use its reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as the Stockholders participating in such registration may reasonably request, except that CXI shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

         5. If any of a Stockholder's Registrable Securities are registered hereunder, CXI shall notify such Stockholder, promptly after it shall receive notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.

         6. If any of a Stockholder's Registrable Securities are registered hereunder, CXI shall advise such Stockholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities Exchange Commission (the "COMMISSION") suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         7. If any of a Stockholder's Registrable Securities are registered hereunder, (a) CXI agrees to bear all Commission registration and filing fees, printing and mailing expenses, NASD filing fees and expenses incurred by any person or entity in connection therewith, fees, disbursements of counsel and accountants for CXI and any underwriters, brokers and dealers and all expenses and fees incident to an application for listing the shares of CXI Common Stock on the American Stock Exchange, and (b) the Stockholders agree to bear, pro rata (or as they may otherwise agree), all fees and disbursements of counsel for the Stockholders and any discounts, commissions and fees of any underwriters, brokers and dealers with respect to the Registrable Securities sold in connection with such registration.

         8. (a) CXI hereby agrees to indemnify and hold harmless each Stockholder from and against, and agrees to reimburse such Stockholder with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Stockholder may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that CXI shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Stockholder for use in the preparation thereof.

                  (b) Each Stockholder hereby agrees to indemnify and hold harmless CXI, its officers, directors, legal counsel and accountants and each person or entity who controls CXI within the meaning of the Securities Act, from and against, and agrees to reimburse CXI, its officers, directors, legal counsel, accountants and controlling persons or entities with respect to any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which CXI, its officers, directors, legal counsel, accountants or such controlling persons or entities may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by such Stockholder for use in the preparation thereof.

                  (c) If any claim shall be asserted against any person or entity (an "INDEMNIFIED PERSON") for which such person or entity intends to seek indemnification pursuant to Section 8(a) or (b) from the other party hereto (the "INDEMNIFYING PERSON"), as the case may be, such Indemnified Person shall give prompt written notice to the Indemnifying Person of the nature of such claim, but the failure to give such notice shall not relieve the Indemnifying Person of its obligations under this Section 8 unless it has been prejudiced substantially thereby. The Indemnifying Person shall have the right to conduct, at its expense, through counsel of its own choosing, which counsel is approved by the Indemnified Person (which approval may not be unreasonably withheld), the defense of any such claim, and may compromise or settle such claims with the prior consent of the Indemnified Person (which consent shall not be unreasonably withheld); provided, that (i) if the Indemnifying Person does not elect to conduct the defense of any such claim, the Indemnified Person may undertake to conduct the defense of such claim and the Indemnifying Person shall be responsible for the fees and disbursements of the Indemnified Person's legal counsel in connection with such defense and (ii) if the person or entity that is not conducting the defense desires to join in such defense, it may elect to do so at its own cost by retaining legal counsel acceptable to the person or entity conducting the defense (which acceptance shall not be unreasonably withheld).

        9. The rights and privileges of this Registration Rights Agreement may inure to the benefit of other stockholders of the Company in addition to the Stockholders who have executed this Registration Rights Agreement; provided, that CXI's obligations to any one or more such Stockholders shall be subject to their execution of an addendum or joinder agreement substantially similar in form and content to this Agreement.

        10. THIS AGREEMENT SHALL BE CONSTRUED (BOTH AS TO VALIDITY AND PERFORMANCE) AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

        IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each party hereto on the date set forth above.



                                  COMMODORE APPLIED TECHNOLOGIES, INC.



                                  By:
                                      ------------------------------------------
                                      Officer


                                  COMMODORE GLOBAL ENERGY, INC.



                                  By:
                                      ------------------------------------------



                                  GLOBAL ENERGY INVESTORS, INC.



                                       By:
                                           -------------------------------------
                                           Robert C. McFarlane, President




                                           -------------------------------------
                                           Robert C. McFarlane,
                                           Individually



                                           -------------------------------------
                                           Robert C. Traylor,
                                           Individually



                                           -------------------------------------
                                           Samuel A. Stern,
                                           Individually


                                           ----------------------------
                                           David C. O'Keefe,
                                           Individually

                                  THE THORNTON GROUP, LLC



                                       By:
                                           -------------------------------------



                                  HILLS ENTERPRISES, LTD.




                                       By:
                                           -------------------------------------




                                           -------------------------------------
                                           J. Roderick Heller, III



                                           -------------------------------------
                                           William E. Mayer